EXECUTION VERSION SEVENTH AMENDMENT AND RESTATEMENT AGREEMENT relating to a Revolving Credit Facility Agreement originally dated 22 December 2010, as amended and restated on 6 May 2014, 28 October 2016, 12 June 2017, 22 March 2018 and 30 November 2018 and 27 September 2021 between GOLD FIELDS GHANA LIMITED and ABOSSO GOLDFIELDS LIMITED and THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS ISLE OF MAN BRANCH) and THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION) Exhibit 4.5 G1 Seventh Amended and Restated Facility Agreement 2 Execution Version PARTIES: This Agreement is dated ________________________ 2023 and made between: (1) GOLD FIELDS GHANA LIMITED, a company registered in accordance with the laws of Ghana under registration number CS592542015 ("GFGL"); (2) ABOSSO GOLDFIELDS LIMITED, a company registered in accordance with the laws of Ghana under registration number CS592552015 ("AGL" and together with GFGL, the "Borrowers"); (3) THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS ISLE OF MAN BRANCH) ("Original Lender" with its Facility Office in Isle of Man); and (4) THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION) as agent of the other Finance Parties (the "Agent"). WHEREAS: (A) The Borrowers, the Original Lender, the Agent and others entered into a senior revolving loan facilities agreement dated 22 December 2010 (the "Original Facility Agreement"), as amended and restated on 6 May 2014 pursuant to an amendment and restatement agreement (the "First Amendment and Restatement Agreement"), in terms of which the Original Lender agreed to make available to the Borrowers senior revolving loan facilities in a maximum aggregate principal amount of US$70 000 000 (US dollars seventy million). (B) The Borrowers, the Original Lender, the Agent and others agreed to further amend and restate the terms of the Original Facility Agreement (as amended by the First Amendment and Restatement Agreement) on or about 28 October 2016 pursuant to the terms of a further amendment and restatement agreement (the "Second Amendment and Restatement Agreement"). (C) The Borrowers, the Original Lender, the Agent and others agreed to amend and restate the terms of the Original Facility Agreement (as amended by the First Amendment and Restatement Agreement and the Second Amendment and Restatement Agreement) on 12 June 2017 in terms of which the Original Lender agreed to increase the amount of the senior revolving loan facilities to a maximum aggregate principal amount of US$100 000 000 (US dollars one hundred million) (the "Third Amendment and Restatement Agreement"). (D) The Borrowers, the Original Lender, the Agent and another agreed to amend and restate the terms of the Original Facility Agreement (as amended by the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement and the Third 28 June G1 Seventh Amended and Restated Facility Agreement 3 Execution Version Amendment and Restatement Agreement) pursuant to an amendment and restatement agreement dated 22 March 2018 (the "Fourth Amendment and Restatement Agreement"). (E) The Borrowers, the Original Lender and the Agent agreed to amend and restate the terms of the Original Facility Agreement (as amended by the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement and the Fourth Amendment and Restatement Agreement) pursuant to an amendment and restatement agreement dated 23 November 2018 (the "Fifth Amendment and Restatement Agreement"). (F) The Borrowers, the Original Lender and the Agent agreed to amend and restate the terms of the Original Facility Agreement (as amended by the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement and the Fourth Amendment and Restatement Agreement) pursuant to an amendment and restatement agreement dated 27 September 2021 (the "Sixth Amendment and Restatement Agreement").The Original Facility Agreement as amended and restated by the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, the Fifth Amendment and Restatement Agreement and the Sixth Amendment and Restatement Agreement is hereinafter referred to as the "Seventh Facility Agreement". (G) The Parties agree to amend and restate the Facility Agreement as set out in this Agreement. IT IS AGREED AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION 1.1. Definitions Terms defined in the Facility Agreement shall have the same meaning when used in this Agreement, unless defined below. In addition, the definitions below apply in this Agreement. 1.1.1. "Agreement" means this Seventh Amendment and Restatement Agreement. 1.1.2. "Effective Date" means the date on which the Agent confirms to the Borrowers in writing that it has received (or has waived in writing the receipt of) each of the documents and/or evidence listed in Part 1 of Annexure A (Conditions Precedent) of this Agreement in form and substance satisfactory to the Agent). G1 Seventh Amended and Restated Facility Agreement 4 Execution Version 1.1.3. "Long Stop Date" means the date which falls 15 (fifteen) Business Days from and including the date of this Agreement. 1.1.4. "Parties" means the parties to this Agreement. 1.1.5. "Seventh Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in Annexure B (Seventh Amended and Restated Facility Agreement) of this Agreement. 1.2. Interpretation 1.2.1. The rules of interpretation of the Facility Agreement shall apply to this Agreement as if set out in this Agreement save that references in the Facility Agreement to "this Agreement" shall be construed as references to this Agreement. 1.2.2. Unless the context otherwise requires, references in the Facility Agreement to "this Agreement" shall be to the Facility Agreement as amended and restated by this Agreement. 1.2.3. In addition to the definitions in clause 1.1, unless the context requires otherwise: 1.2.3.1. the singular shall include the plural and vice versa; 1.2.3.2. a reference to any one gender, whether masculine, feminine or neuter, includes the other two. 1.2.4. All the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it. 1.2.5. The Annexures hereto form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes such Annexures. 1.3. Third Parties A person who is not a Party has no right under the Contracts (Rights of Third parties) Act, 1999 to enforce or enjoy the benefit of any term of this Agreement.

G1 Seventh Amended and Restated Facility Agreement 5 Execution Version 1.4. Designation In accordance with the Facility Agreement, the Agent and the Borrowers designate this Agreement as a Finance Document. 2. CONDITIONS PRECEDENT The provisions of clause 4 (Amendment and Restatement) of this Agreement shall take effect with effect on and from the Effective Date. 3. REPRESENTATIONS The Obligors make the representations and warranties set out in clause 18 (Representations) of the Facility Agreement (by reference to the facts and circumstances then existing): 3.1. on the date of this Agreement; and 3.2. on the Effective Date, and acknowledge that the Finance Parties have entered into this Agreement and have agreed to continue to provide the Facility in full reliance on those representations and warranties. 4. AMENDMENT AND RESTATEMENT 4.1. With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form set out in Annexure B (Seventh Amended and Restated Facility Agreement) of this Agreement so that the rights and obligations of the Parties to the Seventh Amended and Restated Facility Agreement shall, on and from the Effective Date, be governed by and construed in accordance with the provisions of the Seventh Amended and Restated Facility Agreement. 4.2. If the Effective Date has not occurred by the Longstop Date (or such later date as may be confirmed by the Agent to the Borrowers in writing (and whether or not such confirmation is given before or after such Longstop Date), the amendments contemplated by this Agreement shall never take effect. 5. GUARANTEE CONFIRMATION 5.1. Subject to the terms and conditions of the Seventh Amended and Restated Facility Agreement, each Obligor confirms that its obligations under clause 17 (Guarantee and Indemnity) of the Facility Agreement shall remain in full force and effect in respect of, among other things, the other Obligor’s obligations under the Facility Agreement (in each case, as amended and restated pursuant to this Agreement), notwithstanding the G1 Seventh Amended and Restated Facility Agreement 6 Execution Version amendments to be made to the Facility Agreement under and in terms of this Agreement. 5.2. Each Obligor’s obligations under the Facility Agreement (as amended and restated pursuant to this Agreement) and the other Finance Documents to which it is a Party is and shall continue to be guaranteed by the other Obligor under clause 17 (Guarantee and Indemnity) of the Facility Agreement. 6. CONTINUITY AND FURTHER ASSURANCE 6.1. Continuing obligations The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect and each of the Parties’ rights and obligations under those Finance Documents, save as amended by this Agreement, shall not be affected or impaired by the execution of this Agreement. 6.2. Further assurance Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things reasonably necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement. Without limitation to the foregoing, the Borrowers shall, within 30 (thirty) days of the Effective Date, provide evidence to the satisfaction of the Agent that this Seventh Amendment and Restatement Agreement has been duly stamped by the competent Ghanaian authorities in accordance with the laws of Ghana. 7. FEES, COSTS AND EXPENSES 7.1. Transaction expenses The Borrowers shall, within 5 (five) Business Days of the Effective Date, pay the Finance Parties the amount of all documented costs and expenses (including legal fees of the Agent's legal counsel, ENSafrica, but subject to any separately agreed cap) reasonably incurred by any of them directly in connection with the negotiation, stamping, preparation, printing, execution and registration of this Agreement and any other documents referred to in this Agreement. 7.2. Enforcement costs The Borrowers shall, within 5 (five) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that G1 Seventh Amended and Restated Facility Agreement 7 Execution Version Finance Party (acting reasonably) in connection with (i) the enforcement of; or (ii) the preservation of, any rights under any Finance Document. 8. MISCELLANEOUS 8.1. Incorporation of terms The provisions of clause 30 (Notices), clause 32 (Partial Invalidity), clause 33 (Remedies and Waivers) and clause 37.1 (Jurisdiction) of the Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement. 8.2. Counterparts This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 9. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. This Agreement has been entered into on the date stated at the beginning of this Agreement. /s/ Joshua Mortoti Joshua Mortoti

G1 Seventh Amended and Restated Facility Agreement
Execution Version

The Borrower

ABOSSO GOLDFIELDS LIMITED

By: /s/ Joshua Mortoti
Joshua Mortoti

Address: No. 7 Dr Amilcar Cabral Road, Airport Residential Area, Accra, P. O. Box KA 30742, KIA, Accra, Ghana

Tel: +233 (0) 302 770 189/90/91

Email: ~~Alfred.Baku@goldfields.com.~~ joshuamortoti@goldfields.com

G1 Seventh Amended and Restated Facility Agreement
Execution Version

The Guarantor

GOLD FIELDS GHANA LIMITED

By: /s/ Joshua Mortoti ……………………………………………………

Joshua Mortoti

Address: No. 7 Dr Amilcar Cabral Road, Airport Residential Area, Accra, P. O. Box KA 30742, KIA, Accra, Ghana

Tel: +233 (0) 302 770 189/90/91

Email: ~~Alfred.Baku@goldfields.com~~ joshua.mortoti@goldfields.com

G1 Seventh Amended and Restated Facility Agreement
Execution Version

The Guarantor

ABOSSO GOLDFIELDS LIMITED

By: /s/ Joshua Mortoti
Joshua Mortoti

Address:	No. 7 Dr Amilcar Cabral Road, Airport Residential Area, Accra, P. O. Box KA 30742, KIA, Accra, Ghana
Tel:	+233 (0) 302 770 189/90/91
Email:	~~Alfred.Baku@goldfields.com.gh~~ joshua.mortoti@goldfields.com

G1 Seventh Amended and Restated Facility Agreement
Execution Version

The Original Lender

THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS ISLE OF MAN BRANCH)

By: /s/ Raymond Waldeck .... By: ....
Raymond Waldeck

Address: Standard Bank House
One circular road
Douglas
Isle of Man

Tel: +44 1624 643 649/812/818

Attention: IOM Branch Transaction Management Unit

Email: iomtransactionmanagementunit@standardbank.com

mailto:Raymond.Waldeck@standardbank.co.za

/s/ Raymond Waldeck Raymond Waldeck G1 Seventh Amended and Restated Facility Agreement Execution Version Annexure A Part 1 - CONDITIONS PRECEDENT 1. Borrower Group 1.1. Certified copies of the constitutional documents of each Obligor or a certificate of an authorised signatory of GFGL certifying that the constitutional documents previously delivered to the Agent for the purpose of the Facility Agreement have not been amended and remain in full force and effect. 1.2. A copy of a resolution of the board of directors of each Obligor: 1.2.1. approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party, and resolving that it executes the Finance Documents to which it is a party; 1.2.2. authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and 1.2.3. authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party. 1.3. A specimen of the signature of each person authorised by the resolution referred to in clause 1.2 above. 2. Legal Opinions 2.1. A legal opinion of ENS Africa (South Africa), legal advisers to the Agent as to English law, substantially in the form distributed to the Original Lender prior to signing this Agreement. 2.2. A legal opinion of ENS Africa (Ghana), legal advisers to the Agent as to Ghanaian law, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 3. Other documents and evidence 3.1. Duly executed copy of this Agreement. G1 Seventh Amended and Restated Facility Agreement 2 Execution Version 3.2. Evidence that any agent for service of process referred to in clause 37.2 (Service of Process) of the Sixth Amended and Restated Facility Agreement is or remains appointed for the purposes of that agreement. 3.3. All documentation and information required by the Finance Parties in relation to each Obligor to enable it to comply with its "know your customer" procedures. G1 Seventh Amended and Restated Facility Agreement Execution Version Annexure B SEVENTH AMENDED AND RESTATED FACILITY AGREEMENT REVOLVING CREDIT FACILITY AGREEMENT ORIGINALLY DATED 22 DECEMBER 2010 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 6 MAY 2014 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 28 OCTOBER 2016 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 12 June 2017 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 22 March 2018 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 23 November 2018 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 27 September 2021 AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED __________________ 2023 For GOLD FIELDS GHANA LIMITED and ABOSSO GOLDFIELDS LIMITED with 28 June

G1 Seventh Amended and Restated Facility Agreement 2 Execution Version THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS ISLE OF MAN BRANCH) and THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION) G1 Seventh Amended and Restated Facility Agreement 3 Execution Version PARTIES: This Agreement is made between: (A) GOLD FIELDS GHANA LIMITED, a company registered in accordance with the laws of Ghana under registration number CS592542015 (GFGL, as "Borrower" and "Guarantor"); (B) ABOSSO GOLDFIELDS LIMITED, a company registered in accordance with the laws of Ghana under registration number CS592552015 (AGL, as "Borrower" and "Guarantor"); (C) THE STANDARD BANK OF SOUTH AFRICA LIMITED ("SBSA") (ACTING THROUGH ITS ISLE OF MAN BRANCH), (the "Original Lender"); and (D) THE STANDARD BANK OF SOUTH AFRICA LIMITED, as agent from the Agent Appointment Date (as defined below) of the other Finance Parties (the "Agent"). IT IS AGREED AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION 1.1. Definitions In this Agreement: 1.1.1. "2014 Amendment and Restatement Agreement" means the amendment and restatement agreement dated 6 May 2014 between, amongst others, the Borrowers, SBSA and the Agent, which amended and restated this Agreement as set out therein. 1.1.2. "2016 Amendment and Restatement Agreement" means the amendment and restatement agreement dated 28 October 2016 between, amongst others, the Borrowers, SBSA and the Agent, which amended and restated this Agreement as set out therein. 1.1.3. "2017 Amendment and Restatement Agreement" means the amendment and restatement agreement dated 12 June 2017 between, amongst others, the Borrowers, SBSA and the Agent, which amended and restated this Agreement as set out therein. 1.1.4. "2018 Amendment and Restatement Agreement (First)" means the amendment and restatement agreement dated 22 March 2018 between the Borrowers, SBSA, and, inter alios, the Agent which amended and restated this Agreement as set out herein. G1 Seventh Amended and Restated Facility Agreement 4 Execution Version 1.1.5. "2018 Amendment and Restatement Agreement (Second)" means the amendment and restatement agreement dated on or about 23 November 2018 between, amongst others, the Borrowers, SBSA and the Agent, which amended and restated this Agreement as set out therein. 1.1.6. "2021 Amendment and Restatement Agreement" means the amendment and restatement agreement dated on or about 27 September 2021 between the Borrowers, SBSA and the Agent which amended and restated this Agreement as set out herein. 1.1.7. "2023 Amendment and Restatement Agreement" means the amendment and restatement agreement dated on or about the Amendment and Restatement Signature Date between the Borrowers, SBSA and the Agent which amended and restated this Agreement as set out herein. 1.1.8. "Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter). 1.1.9. "Additional Business Day" means an RFR Bank Day. 1.1.10. "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with clause 24 (Changes to the Obligors). 1.1.11. "Additional Obligor" means an Additional Guarantor. 1.1.12. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. 1.1.13. "Agent" means, with effect from the Agent Appointment Date, the person from time to time appointed in terms of clause 25.1 (Appointment of the Agent) to act as the agent of the Finance Parties in connection with the Finance Documents, which shall initially be The Standard Bank of South Africa Limited, provided that prior to the Agent Appointment Date each reference in this Agreement to the Agent shall be deemed to be a reference to the Original Lender. 1.1.14. "Agent Appointment Date" means, in the event that the Original Lender intends to transfer any of its rights or obligations under the Finance Documents in accordance with the provisions of clause 23 (Changes to the Lenders), the date notified by the Original Lender to the Borrowers as G1 Seventh Amended and Restated Facility Agreement 5 Execution Version being the date from which the Agent is appointed in terms of clause 25.1 (Appointment of the Agent)). 1.1.15. "Agreement" means the Original Facility Agreement (as defined in the 2023 Amendment and Restatement Agreement) as amended and/or restated from time to time. 1.1.16. "Applicable Anti-Corruption Law" means any anti-corruption or other similar law applicable to the business conducted by a Material Group Company at the relevant time in any jurisdiction in which that Material Group Company conducts business. 1.1.17. "Amendment and Restatement Signature Date" means the date of signature of the 2023 Amendment and Restatement Agreement by the last party thereto signing in time. 1.1.18. "Auditors" means, at any time, the auditors of GFGL and AGL at that time, being as at the date of this Agreement KPMG, and any replacement for those auditors appointed by each Borrower. 1.1.19. "Availability Period" means the period from and including Effective Date to and including the date which is one month prior to the Final Maturity Date. 1.1.20. "Available Commitment" means a Lender’s Commitment under the Facility minus (subject as set out below): 1.1.20.1. the amount of its participation in any outstanding Loans under the Facility; and 1.1.20.2. in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date. For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation, that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment. 1.1.21. "Borrower" means a borrower named as such in Part 1 of Schedule 1 (The Original Parties) hereto.

G1 Seventh Amended and Restated Facility Agreement 6 Execution Version 1.1.22. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Ghana, London, New York and Johannesburg and (in relation to: 1.1.22.1. any date for payment or purchase of an amount relating to a Loan or Unpaid Sum; or 1.1.22.2. the determination of the first day or the last day of an Interest Period for a Loan, or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum. 1.1.23. "Business Day Conventions" has the meaning ascribed thereto in clause 9.2 (Non-Business Days). 1.1.24. "Central Bank Rate" means 1.1.24.1. the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or 1.1.24.2. if that target is not a single figure, the arithmetic mean of: 1.1.24.2.1. the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and 1.1.24.2.2. the lower bound of that target range. 1.1.25. "Central Bank Rate Adjustment" means in relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available. For this purpose, "Central Bank Rate Spread" means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between: 1.1.25.1. the RFR for that RFR Banking Day; and G1 Seventh Amended and Restated Facility Agreement 7 Execution Version 1.1.25.2. the Central Bank Rate prevailing at close of business on that RFR Banking Day. 1.1.26. "Commitment" means: 1.1.26.1. in relation to the Original Lender, the amount set opposite its name in in Part II of Schedule 1 (The Original Parties) and any additional amounts transferred to it under this Agreement; and 1.1.26.2. in relation to any other Lender, any amount transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. 1.1.27. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate). 1.1.28. "Compounded Reference Rate" means, in relation to any RFR Banking Day during an Interest Period of a Loan, the percentage rate per annum which is the aggregate of: 1.1.28.1. the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and 1.1.28.2. the applicable Credit Adjustment Spread. 1.1.29. "Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: 1.1.29.1. is agreed in writing by the Borrowers, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); 1.1.29.2. specifies a calculation methodology for that rate; and 1.1.29.3. has been made available to each Borrower and each Finance Party. 1.1.30. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrowers and the Agent. G1 Seventh Amended and Restated Facility Agreement 8 Execution Version 1.1.31. "Consolidated EBITDA" has the meaning set out in clause 20.1 (Financial Definitions). 1.1.32. "Consolidated Tangible Net Worth" means, at any time, the "Shareholders’ Equity", as reported in the "Group Statement of Changes in Shareholders’ Equity" in the last set of annual or semi-annual consolidated financial statements of each Borrower delivered to the Agent pursuant to this Agreement. 1.1.33. "Constitutional Documents" means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person’s memorandum and articles of association, certificate of incorporation, articles of incorporation or commercial registration certificate). 1.1.34. "Credit Adjustment Spread" means any rate which is either: 1.1.34.1. specified as applicable in Schedule 10 (Credit Adjustment Spread); or 1.1.34.2. determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in Schedule 10 (Credit Adjustment Spread). 1.1.35. "Cumulative Compounded RFR Rate" means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 13 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. 1.1.36. "Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 12 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. 1.1.37. "Daily Rate" for any RFR Banking Day is: 1.1.37.1. the RFR for that RFR Banking Day; or G1 Seventh Amended and Restated Facility Agreement 9 Execution Version 1.1.37.2. if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: 1.1.37.2.1. the Central Bank Rate for that RFR Banking Day; and 1.1.37.2.2. the applicable Central Bank Rate Adjustment; or 1.1.37.3. if clause 1.1.37.2 above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: 1.1.37.3.1. the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and 1.1.37.3.2. the applicable Central Bank Rate Adjustment, rounded, in each case, to five decimal places (with 0.000005 being rounded upwards) and if, in each case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero. 1.1.38. "Deed of Release" shall have the same meaning ascribed to it in the 2018 Amendment and Restatement Agreement (First). 1.1.39. "Default" means an Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. 1.1.40. "Effective Date" has the meaning ascribed to that term in the 2023 Amendment and Restatement Agreement. 1.1.41. "Encumbrance" means: 1.1.41.1. any mortgage, charge, pledge, lien, assignment or cession conferring security, hypothecation, a security interest,

G1 Seventh Amended and Restated Facility Agreement 10 Execution Version preferential right or trust arrangement or other encumbrance of the like securing any obligation of any person; or 1.1.41.2. any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or 1.1.41.3. any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest. 1.1.42. "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law. 1.1.43. "Environmental Law" means any law applicable to the business conducted by a Material Group Company at the relevant time in any jurisdiction in which that Material Group Company conducts business which relates to the pollution, degradation or protection of the environment or harm to or the protection of human health or the health of animals or plants. 1.1.44. "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Material Group Company conducted on or from the properties owned or used by that Material Group Company. 1.1.45. "Event of Default" means any event or circumstance specified as such in clause 22 (Events of Default). 1.1.46. "Facility" means the revolving credit facility provided under this Agreement to the Borrowers by the Lenders. 1.1.47. "Facility Office" means the office notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days’ written notice) as the office through which it will perform its obligations under this Agreement. 1.1.48. "Final Maturity Date" means the date falling 3 (three) years after the Effective Date. G1 Seventh Amended and Restated Facility Agreement 11 Execution Version 1.1.49. "Finance Document" means this Agreement, the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First), the 2018 Amendment and Restatement Agreement (Second), the 2021 Amendment and Restatement Agreement, the Deed of Release, the2023 Amendment and Restatement Agreement, the Upfront Fee Letter (as defined in the 2021 Amendment and Restatement Agreement), any Accession Letter, Utilisation Requests, any Resignation Letter, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Borrowers. 1.1.50. "Finance Party" means the Agent and/or any Lender. 1.1.51. "Financial Indebtedness" means (without double counting) any indebtedness for or in respect of: 1.1.51.1. moneys borrowed; 1.1.51.2. any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; 1.1.51.3. any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; 1.1.51.4. subject to clause 19.4 (IFRS 16 treatment), the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability; 1.1.51.5. receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); 1.1.51.6. the amount of liability in respect of any purchase price for assets or services the payment of which is deferred where the deferral of such price is either; 1.1.51.6.1. used primarily as a method of raising credit; or 1.1.51.6.2. not made in the ordinary course of business; G1 Seventh Amended and Restated Facility Agreement 12 Execution Version 1.1.51.7. any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance; 1.1.51.8. any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; 1.1.51.9. any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); 1.1.51.10. any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; 1.1.51.11. any amount raised by the issue of redeemable shares; and 1.1.51.12. the amount of any liability in respect of any guarantee or indemnity for any of its items referred to in clauses 1.1.51.1 to 1.1.51.11 above. 1.1.52. "Financial Year" means, at any time, the financial year of the Group ending on 31 December in each calendar year. 1.1.53. "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph 10.3.1.2 of clause 10.3 (Cost of funds). 1.1.54. "GAAP" means the generally accepted accounting principles set out in IFRS. 1.1.55. "Group" means GFGL, AGL and each of their Subsidiaries for the time being. 1.1.56. "Group Company" means a member of the Group. 1.1.57. "Guarantor" means an Original Guarantor and any person who becomes a party to this Agreement as an Additional Guarantor until it has ceased to be a Guarantor in accordance with clause 24 (Changes to the Obligors). 1.1.58. "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. G1 Seventh Amended and Restated Facility Agreement 13 Execution Version 1.1.59. "IFRS" means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board. 1.1.60. "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of clauses 1.1.51.9 and 1.1.51.10 of the definition of Financial Indebtedness. 1.1.61. "Information" has the meaning given to such term in clause 18.9 (No misleading information). 1.1.62. "Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document. 1.1.63. "Interest Period" means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest). 1.1.64. "Lender" means: 1.1.64.1. the Original Lender; and 1.1.64.2. any bank or financial institution which has become a Party in accordance with clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. 1.1.65. "LMA" means the Loan Market Association. 1.1.66. "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. 1.1.67. "Lookback Period" means 5 (five) RFR Banking Days. 1.1.68. "Majority Lenders" means: 1.1.68.1. if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 ⅔% (sixty six and two-thirds percent) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 ⅔% (sixty six and two-thirds percent) of the Total Commitments immediately prior to the reduction); or

G1 Seventh Amended and Restated Facility Agreement 14 Execution Version 1.1.68.2. at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 ⅔% (sixty six and two-thirds percent) of all the Loans then outstanding. 1.1.69. "Margin" means, in relation to each Interest Period of a Loan: 1.1.69.1. if the average outstanding balance of all Loans outstanding under the Facility during such Interest Period was less than or equal to 33% (thirty three percent) of the Total Commitments, 2.75% (two point seven five percent) per annum for that Interest Period; 1.1.69.2. if the average outstanding balance of all Loans outstanding during such Interest Period was greater than 33% (thirty three percent) of the Total Commitments but less than or equal to 66% (sixty six percent) per annum, 2.85% (two point eight five percent) per annum for that Interest Period; or 1.1.69.3. if the average outstanding balance of all Loans outstanding during such Interest Period was greater than 66% (sixty six percent) per annum, 2.95% (two point nine five percent) per annum for that Interest Period; 1.1.70. "Material Adverse Effect" means a material adverse effect on: 1.1.70.1. the ability of an Obligor to perform its financial or other material obligations under the Finance Documents to which it is a party; or 1.1.70.2. the validity or enforceability of the Finance Documents or any of them. 1.1.71. "Market Disruption Rate" means the percentage rate per annum which is the aggregate of: 1.1.71.1. the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and 1.1.71.2. the applicable Credit Adjustment Spread. 1.1.72. "Material Group Companies" means: 1.1.72.1. each Obligor; and G1 Seventh Amended and Restated Facility Agreement 15 Execution Version 1.1.72.2. any Group Company from time to time that is not a Non- Material Group Company, and "Material Group Company" means, as the context requires, any one of them. 1.1.73. "Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms. 1.1.74. "Non-Material Group Company" means, at any time, a member of the Group (other than an Obligor) which had EBITDA (determined on the same basis as Consolidated EBITDA) or gross assets in its most recently ended Financial Year (on a consolidated basis taking into account it and its Subsidiaries only) less than or equal to 10% (ten percent) of Consolidated EBITDA (but including, for these purposes only, the net income of any Project Finance Subsidiaries) or gross assets of the Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to clause 19.1 (Financial Statements)). Compliance with the aforementioned condition shall be determined by reference to the latest audited financial statements of such member of the Group (consolidated in the case of a member of the Group which itself has Subsidiaries), provided that: 1.1.74.1. if in the case of any member of the Group, which itself has Subsidiaries, and in respect of which no consolidated financial statements are prepared and audited, its consolidated EBITDA and gross assets shall be determined on the basis of pro forma consolidated financial statements of the relevant member of the Group and its Subsidiaries, prepared for this purpose by the Borrowers; 1.1.74.2. if any intra-Group transfer or re-organisation takes place, the audited financial statements of the Group Company and all relevant members of the Group shall be adjusted by the Borrowers in order to take into account such intra-Group transfer or re-organisation; and 1.1.74.3. the audited financial statements of the Group and any relevant member of the Group shall be adjusted in such a manner as G1 Seventh Amended and Restated Facility Agreement 16 Execution Version the Auditors think fair and appropriate to take account of the acquisition or disposal of any member of the Group or any business of any member of the Group, after the date or at which the audited financial statements of the Group are made up. Should there be any dispute regarding whether any member of the Group is or is not a Non-Material Group Company such dispute shall be referred, at the request of the Agent, to the Auditors and a report by the Auditors that a member of the Group is or is not a Non-Material Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties. The costs of obtaining the report by the Auditors will be borne by the unsuccessful party to the dispute. 1.1.75. "Obligor" means a Borrower or a Guarantor. 1.1.76. "Original Financial Statements" means the audited consolidated financial statements of each Borrower for the Financial Year ended 31 December 2020. 1.1.77. "Original Guarantor" means an original guarantor named as such in Part 1 of Schedule 1 (The Original Parties) hereto. 1.1.78. "Party" means a party to this Agreement. 1.1.79. "Permitted Disposal" means any sale, lease, transfer or other disposal: 1.1.79.1. by an Obligor or any member of the Group of obsolete or redundant assets which are no longer required for the efficient operation of the business of such Obligor or such member of the Group; or 1.1.79.2. by an Obligor or any member of the Group in the ordinary course of its day-to-day business if that sale, lease, transfer or other disposal is not otherwise restricted by a term of any Finance Document; or 1.1.79.3. by an Obligor to another Obligor (other than to an Additional Obligor); or 1.1.79.4. by a member of the Group that is not an Obligor to an Obligor or to an Additional Obligor; or G1 Seventh Amended and Restated Facility Agreement 17 Execution Version 1.1.79.5. by a member of the Group that is not an Obligor to another member of the Group that is not an Obligor; or 1.1.79.6. by any member of the Group to any other person where the higher of the market value or consideration receivable when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by any member of the Group (other than a sale, lease, transfer or other disposal referred to in 1.1.79.1, 1.1.79.2, 1.1.79.3, 1.1.79.4, 1.1.79.5 and 1.1.79.7) does not exceed 10% (ten percent) of the Consolidated Tangible Net Worth in any Financial Year subject to a maximum of 30% (thirty percent) of Consolidated Tangible Net Worth at such time in aggregate during the period from the Effective Date to the Final Maturity Date; or 1.1.79.7. for which the Agent has given its prior written consent (acting on the instructions of the Majority Lenders). 1.1.80. "Permitted Encumbrance" means: 1.1.80.1. any Encumbrance created prior to the Effective Date which (i) is disclosed in the Original Financial Statements and (ii) in all circumstances secures only indebtedness outstanding or a facility available at the Effective Date if the principal amount or original facility thereby secured is not increased after the Effective Date; 1.1.80.2. any title transfer or retention arrangement entered into by any member of the Group in the normal course of its trading activities and on terms no worse for that member of the Group than the standard terms of the relevant supplier; 1.1.80.3. any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements in relation to gold and silver prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of business), for the purpose of netting debit and credit balances;

G1 Seventh Amended and Restated Facility Agreement 18 Execution Version 1.1.80.4. any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise), of any member of the Group; 1.1.80.5. any Encumbrance over or affecting (or transaction described in clause 21.3 (Negative Pledge) (Quasi-Encumbrance)) any asset acquired by a member of the Group after the date of this Agreement if: 1.1.80.5.1. the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that asset by a member of the Group; 1.1.80.5.2. the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and 1.1.80.5.3. the Encumbrance or Quasi-Encumbrance is (other than an Encumbrance or Quasi-Encumbrance otherwise permitted pursuant to clauses 1.1.80.2, 1.1.80.3, 1.1.80.4, 1.1.80.6, 1.1.80.7, 1.1.80.8) removed or discharged within six months of the date of acquisition of such asset; 1.1.80.6. any Encumbrance or Quasi-Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Encumbrance or Quasi-Encumbrance is created prior to the date on which that company becomes a member of the Group, if: 1.1.80.6.1. the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that company; 1.1.80.6.2. the principal amount secured has not increased in contemplation of or since the acquisition of that company; and G1 Seventh Amended and Restated Facility Agreement 19 Execution Version 1.1.80.6.3. the Encumbrance or Quasi-Encumbrance is (other than an Encumbrance or Quasi-Encumbrance otherwise permitted pursuant to clauses 1.1.80.2, 1.1.80.3, 1.1.80.4, 1.1.80.5, 1.1.80.7 or, 1.1.80.8) removed or discharged within six months of that company becoming a member of the Group; 1.1.80.7. in respect of Encumbrances or Quasi-Encumbrances over or affecting any asset of any Material Group Company, any Encumbrance or Quasi-Encumbrance securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Encumbrance or Quasi-Encumbrance other than any permitted under clauses 1.1.80.1 to 1.1.80.6 above and 1.1.80.8 below)) does not at any time exceed 5% (five percent) of Consolidated Tangible Net Worth (or its equivalent in another currency) (but adjusted to include the net value of new assets acquired since the last date of the latest set of consolidated annual financial statements of the Group); or 1.1.80.8. any other Encumbrance or Quasi-Encumbrance as agreed by the Agent (acting on the instructions of the Majority Lenders) in writing. 1.1.81. "Permitted Financial Indebtedness" means any Financial Indebtedness: 1.1.81.1. arising under the Finance Documents; 1.1.81.2. arising under any environmental bond which any member of the Group is required to issue by any applicable law; 1.1.81.3. arising under any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price but not for speculative purposes; 1.1.81.4. of the Group existing and available on the Effective Date (or, of any person that becomes a member of the Group from time to time, provided that, such Financial Indebtedness existed at the time such person became a member of the Group and was not created in anticipation thereof); G1 Seventh Amended and Restated Facility Agreement 20 Execution Version 1.1.81.5. between Group Companies to the extent incurred for the purposes of financing general working capital requirements; or 1.1.81.6. in respect of any lease or hire purchase contract entered into at any time which: 1.1.81.6.1. would, in accordance with GAAP immediately after the adoption of IFRS 16, be treated as a balance sheet liability; and 1.1.81.6.2. would not, in accordance with GAAP in force immediately before the adoption of IFRS 16, have been treated as a balance sheet liability; 1.1.81.7. not falling within clauses 1.1.81.1 to 1.1.81.6 above provided that the aggregate amount of all Financial Indebtedness (excluding, for the avoidance of doubt, any Financial Indebtedness incurred by a Guarantor) permitted under this clause 1.1.81.6 does not at any time exceed US$75 000 000 (US dollars seventy five million) (or its equivalent). 1.1.82. "Permitted Refinancing" means, at any time, a Refinancing of the Facility if: 1.1.82.1. the proceeds of such Refinancing are immediately applied to voluntarily prepay the outstanding Loans in full or in part under the Facility in accordance with clause 7.6 (Voluntary Prepayment and Cancellation: Permitted Refinancing); and 1.1.82.2. arrangements are in place prior to the implementation of such Refinancing to the satisfaction of the Agent that the proceeds of such Refinancing will be applied to discharge such outstanding Loans in full or in part on the relevant date on which such proceeds are advanced pursuant to the terms of such Refinancing. 1.1.83. "Project Finance Subsidiary" means a single purpose company or other entity (excluding the Borrowers) whose sole business is a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of an asset which has incurred Project Finance Borrowings. 1.1.84. "Project Finance Borrowings" means: G1 Seventh Amended and Restated Facility Agreement 21 Execution Version 1.1.84.1. any indebtedness to finance (or refinance) a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of assets which is incurred by a Project Finance Subsidiary in connection with such project and in respect of which the recourse of the person(s) making any such finance (or re-finance) available to that Project Finance Subsidiary for the payment, repayment and prepayment of such indebtedness is limited to (i) the Project Finance Subsidiary and its assets and/or the shares in that Project Finance Subsidiary and/or (ii) during the period prior to successful completion of the relevant completion tests applicable to such project guarantees from any one or more members of the Group; or 1.1.84.2. any indebtedness the terms and conditions of which have been approved by the Agent and which the Agent has agreed in writing (acting on the instructions of the Majority Lenders) to treat as a "Project Finance Borrowing" for the purposes of this Agreement. 1.1.85. "Refinancing" means a repayment of all or any part of the outstanding Loans, excluding Mandatory Prepayments, funded by any Borrower by way of the incurrence of Financial Indebtedness and Refinance shall be construed accordingly. 1.1.86. "Reference Rate Supplement" means a document which: 1.1.86.1. is agreed in writing by the Borrowers, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders or, in the case of any Reference Rate Supplement which has the effect of a reduction in the Margin, all the Lenders); 1.1.86.2. specifies the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and 1.1.86.3. has been made available to each Borrower and each Finance Party. 1.1.87. "Reference Rate Terms" means the terms set out in Schedule 11 (Reference Rate Terms) or in any relevant Reference Rate Supplement.

G1 Seventh Amended and Restated Facility Agreement 22 Execution Version 1.1.88. "Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities. 1.1.89. "Repeating Representations" means each of the representations set out in clause 18.1 (Status) to clause 18.5 (Authorisations) (inclusive) and clause 18.7 (Deduction of Tax) to clause 18.17 (No Material Adverse Effect) (inclusive). 1.1.90. "Repetition Date" means the first day of each Interest Period (other than on the first day of the first Interest Period for a Loan) and, if the Interest Period is longer than 3 (three) months, on the dates falling at three monthly intervals after the first day of the Interest Period. 1.1.91. "Reporting Day" means the Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. 1.1.92. "Reporting Time" means in relation to the deadline for Lenders to report: 1.1.92.1. disruption in accordance with clause 10.2 (Market Disruption), close of business in London on the Reporting Day for the relevant Loan; and 1.1.92.2. their cost of funds in accordance with clause 10.3 (Cost of Funds), close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan). 1.1.93. "Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter). 1.1.94. "RFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). 1.1.95. "RFR Banking Day" any day other than: 1.1.95.1. a Saturday or Sunday; and G1 Seventh Amended and Restated Facility Agreement 23 Execution Version 1.1.95.2. a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. 1.1.96. "RFR Contingency Period" means 30 (thirty) days. 1.1.97. "Rollover Loans" means one or more loans, subject to the terms of this Agreement, automatically: 1.1.97.1. made or to be made on the same day that a maturing Loan is due to be repaid; 1.1.97.2. the aggregate amount of which is equal to or less than the maturing Loan; and 1.1.97.3. made or to be made for the purpose of refinancing a maturing Loan. 1.1.98. "Sanctions" means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the government of the Republic of South Africa or any other relevant sanctions authority which replaces, or is a successor to, any of the foregoing. 1.1.99. "Sanctioned Country" means a country, territory or region that is the target of Sanctions. 1.1.100. "Specified Time" means a time determined in accordance with Schedule 8 (Timetable). 1.1.101. "Stanbic Ghana" means Stanbic Bank Ghana Limited, a financial services provider licensed by Bank of Ghana and Securities and Exchange Commission of Ghana with company registration number CS659892. 1.1.102. "Subsidiary" means, in relation to any company or corporation, a company or corporation: G1 Seventh Amended and Restated Facility Agreement 24 Execution Version 1.1.102.1. which is controlled, directly or indirectly, by the first mentioned company or corporation; 1.1.102.2. more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or 1.1.102.3. which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. 1.1.103. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). 1.1.104. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. 1.1.105. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document. 1.1.106. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under clause 12.1 (Tax gross-up) or a payment under clause 12.2 (Tax indemnity). 1.1.107. "Total Available Commitment" means in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment. 1.1.108. "Total Commitment" means in relation to the Facility, the aggregate for the time being of each Lender’s Commitment. 1.1.109. "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers. 1.1.110. "Transfer Date" means, in relation to a transfer, the later of: 1.1.110.1. the proposed Transfer Date specified in the Transfer Certificate; and G1 Seventh Amended and Restated Facility Agreement 25 Execution Version 1.1.110.2. the date on which the Agent executes the Transfer Certificate. 1.1.111. "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. 1.1.112. "Utilisation" means a utilisation of the Facility. 1.1.113. "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made. 1.1.114. "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request). 1.1.115. "VAT" means value added tax as provided for in the Value Added Tax Act 1994 (Act 546) of the Republic of Ghana, and any value added tax, turnover tax, sales tax, indirect tax or any other tax of a similar nature in any relevant jurisdiction. 1.2. Construction 1.2.1. Unless a contrary indication appears any reference in this Agreement to: 1.2.1.1. the Agent, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees; 1.2.1.2. arm’s length means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate Holding Company of such counterparty or an entity of which such counterparty or its ultimate Holding Company has direct or indirect control, or owns directly or indirectly more than 20% (twenty percent) of the share capital or similar rights of ownership; 1.2.1.3. a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in

G1 Seventh Amended and Restated Facility Agreement 26 Execution Version that Loan for a period equal in length to the Interest Period of that Loan; 1.2.1.4. the Agent's "cost of funds" is a reference to the average cost (determined either on an actual or a notional basis) which the Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in 28.4.2; 1.2.1.5. the cancellation of the Facility (or any part thereof) shall be construed as a reference to a cancellation of the Total Available Commitments (or the applicable portion thereof); 1.2.1.6. assets includes present and future properties, revenues and rights of every description; 1.2.1.7. audited means, in respect of any financial statement, those financial statements as audited by the Auditors; 1.2.1.8. authorisations mean any authorisation, consent, registration, filing agreement, notarisation, certificate, licence, approval, resolution, permit and/or authority or any exemption from any of the aforesaid, by, with or from any authority; 1.2.1.9. a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated; 1.2.1.10. indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; 1.2.1.11. law shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, is generally complied with by the persons to whom it is addressed or applied) of any government, supranational, local government, statutory or regulatory or G1 Seventh Amended and Restated Facility Agreement 27 Execution Version self-regulatory or similar body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time; 1.2.1.12. a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing; 1.2.1.13. a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but complied with generally) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; 1.2.1.14. a provision of law is a reference to that provision as amended or re-enacted; and 1.2.1.15. a time of day is a reference to London time. 1.2.2. Section, clause and Schedule headings are for ease of reference only. 1.2.3. Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.2.4. A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied or waived. 1.2.5. A reference in this Agreement to a page or screen of an information service displaying a rate shall include: 1.2.5.1. any replacement page of that information service which displays that rate; and 1.2.5.2. the appropriate page of such other information service which displays that rate from time to time in place of that information service, G1 Seventh Amended and Restated Facility Agreement 28 Execution Version and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrowers. 1.2.6. A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. 1.2.7. Any Reference Rate Supplement overrides anything in: 1.2.7.1. Schedule 11 (Reference Rate Terms); or 1.2.7.2. any earlier Reference Rate Supplement. 1.2.8. A Compounding Methodology Supplement relating to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: 1.2.8.1. Schedule 12 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 13 (Cumulative Compounded RFR Rate), as the case may be; or 1.2.8.2. any earlier Compounding Methodology Supplement. 1.2.9. The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. 1.3. Currency Symbols and Definitions US$, $ and dollars denote lawful currency of the United States of America. 1.4. Third party rights 1.4.1. Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement. 1.4.2. Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. G1 Seventh Amended and Restated Facility Agreement 29 Execution Version 2. THE FACILITY 2.1. The Facility 2.1.1. Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar denominated revolving credit facility in an aggregate amount equal to the Total Commitment. 2.1.2. The Facility will be available during the Availability Period. 2.1.3. The Loans shall rank pari passu amongst each other. 2.2. Finance Parties’ rights and obligations 2.2.1. The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.2.2. The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt. 2.2.3. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 2.3. Borrowers rights and obligations Without limitation or prejudice to clause 17 (Guarantee and Indemnity): 2.3.1. each of the Borrowers (the Co-obligors) shall be jointly and severally liable for their respective obligations and liabilities arising under this Agreement. 2.3.2. the Finance Parties may take action against, or release or compromise the liability of, any Co-obligor, or grant time or any other indulgence, without affecting the liability of the other Co-obligor(s). 2.3.3. all the provisions set out at clauses 17.3 (Reinstatement) to 17.7 (Deferral of Guarantors Rights) (inclusive) shall also apply to the joint and several obligations of the Co-obligors (the "J&S Obligations") as provided for in clause 2.3.1 above, mutatis mutandis (and any references in those

G1 Seventh Amended and Restated Facility Agreement 30 Execution Version clauses to "Guarantor" or "Guarantee" shall be construed as references to "Co-obligor" and the "J&S Obligations" for purposes of this clause 2.3.3, respectively). 2.4. Guarantor’s rights and obligations 2.4.1. Without limitation or prejudice to clause 17 (Guarantee and Indemnity), each of the Guarantors shall be jointly and severally liable for their respective obligations and liabilities arising under this Agreement. 2.4.2. Without limitation or prejudice to clause 17 (Guarantee and Indemnity), the Finance Parties may take action against, or release or compromise the liability of, any Guarantor, or grant time or any other indulgence, without affecting the liability of the other Guarantor(s). 3. PURPOSE 3.1. Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards: 3.1.1. general corporate purposes; 3.1.2. working capital purposes; and/or 3.1.3. capital expenditure purposes. 3.2. Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1. The Borrowers may request a Loan under the Facility by delivering an irrevocable written Utilisation Request to the Agent not less than 3 (three) Business Days prior to the date of the requested Loan, specifying the amount of the Loan required (which shall not be less than US$2 000 000 (US dollars two million)) and the Interest Period applicable to such Loan. Utilisation Requests will be limited to 3 (three) per month and 10 (ten) Loans in total at any time. 4.2. All monies advanced shall be paid by the Lenders into a Stanbic Ghana bank account nominated by the Borrowers in the Utilisation Request. G1 Seventh Amended and Restated Facility Agreement 31 Execution Version 4.3. Initial conditions precedent No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent to Initial Utilisation) (the "Initial Conditions Precedent") in form and substance satisfactory to the Agent. The Parties record that the Initial Conditions Precedent were satisfied (or waived) prior to the first Utilisation of the Facility. 4.4. Further conditions precedent The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: 4.4.1. in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Rollover Loan, and in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and 4.4.2. the Repeating Representations to be made by each Obligor are true in all material respects. 5. UTILISATION 5.1. Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2. Completion of a Utilisation Request 5.2.1. Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: 5.2.1.1. the proposed Utilisation Date is a Business Day within the Availability Period for the Facility; 5.2.1.2. the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and 5.2.1.3. the proposed Interest Period complies with clause 9 (Interest Periods). 5.2.2. Only one Loan may be requested in each Utilisation Request. 5.3. Currency and amount 5.3.1. The currency specified in a Utilisation Request must be dollars. G1 Seventh Amended and Restated Facility Agreement 32 Execution Version 5.3.2. The amount of the proposed Loan must be an amount which is not more than the Available Commitment, and shall be a minimum of US$2 000 000 (US dollars two million) or, if less, the Available Commitment. 5.4. Lenders’ participation 5.4.1. If the conditions set out in this Agreement have been met, each Lender shall, subject to clause 6.1 as regards to an automatic refinancing of a Loan through a Rollover Loan, make its participation in each Loan available by the Utilisation Date through its Facility Office. 5.4.2. The amount of each Lender’s participation in the Facility will be equal to the proportion borne by its Available Commitment to the Total Available Commitment immediately prior to making the Loan. 5.5. Cancellation of Commitment The Commitments which, at that time, are unutilised, shall be immediately cancelled at the end of the Availability Period. 6. REPAYMENT 6.1. Each Loan shall be repaid in full on the last day of its Interest Period (save that each such Loan shall (subject to the terms of this Agreement and to the extent that it was not repaid in cash on or before the last day of its Interest Period), be automatically refinanced without the need for the submission of a Utilisation Request as a Rollover Loan for the next following Interest Period). 6.2. Notwithstanding any other provision of the Finance Documents, all amounts outstanding under the Finance Documents shall be repaid in full on or before the Final Maturity Date. Amounts pre-paid may be redrawn (save for mandatory prepayments). 7. PREPAYMENT AND CANCELLATION Mandatory Prepayment and Cancellation 7.1. Illegality If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan: 7.1.1. that Lender shall promptly notify the Agent upon becoming aware of that event; G1 Seventh Amended and Restated Facility Agreement 33 Execution Version 7.1.2. upon the Agent notifying each Borrower, the Commitment of that Lender will be immediately cancelled; and 7.1.3. each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified each Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.2. Change of control If Gold Fields Limited ceases to hold at least a 50% (fifty percent) indirect economic interest in either Borrower: 7.2.1. such Borrower shall promptly notify the Agent upon becoming aware of that event; 7.2.2. a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) and the Agent and the relevant Borrower shall consult about such cessation; 7.2.3. if the Majority Lenders so require after a period of 45 (forty five) days from receipt of the notice referred to in 7.2.1 above, the Agent shall by notice to the relevant Borrower, (such notice to be delivered no later than 60 (sixty) days from receipt of the notice referred to in 7.2.1 above), cancel the Total Commitments and declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents due and payable within 5 (five) business days, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable at the end of the 5 (five) day period; 7.2.4. if the Agent does not serve the notice referred to in clause 7.2.3 above, a Lender may by notice to the Agent which shall be delivered not earlier than 45 (forty five) days nor later than 60 (sixty) days from receipt of the notice referred to in 7.2.1 above, whereupon the Agent shall by notice to the relevant Borrower (such notice to be delivered promptly after receipt of such Lender notification), cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest thereon and all other amounts due to such Lender under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

G1 Seventh Amended and Restated Facility Agreement 34 Execution Version 7.3. Distributions 7.3.1. In respect of any Distributions made by any Borrower within a Measurement Period, if the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the relevant Measurement Period exceeds 1:1, then the Lenders shall have the right (Lenders’ Right) to reduce the Total Commitment by an amount equal to 50% (fifty percent) of the amount by which the Distributions exceed 60% (sixty percent) of Consolidated Profit After Tax for that Measurement Period, provided that: 7.3.1.1. the following amounts in respect of a Measurement Period may be carried forward as distributable amounts in respect of any future Measurement Period without triggering the Lenders’ Right: 7.3.1.1.1. if the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the relevant Measurement Period is less than 1:1, the difference between Consolidated Profit After Tax and the actual Distributions less distributed amounts carried forward in previous Measurement Periods as contemplated in this clause 7.3.1.1 for that Measurement Period; or 7.3.1.1.2. if the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the relevant Measurement Period exceeds 1:1, the difference between 50% (fifty percent) of the Consolidated Profit After Tax and the actual Distributions, less distributed amounts carried forward in previous Measurement Periods as contemplated in this clause 7.3.1.1, for that Measurement Period. Any reduction of the Total Commitment under this clause 7.3 shall reduce the Facility rateably under this Agreement. 7.3.2. Distributions means, the declaration and/or payment of any amount or property, whether directly or indirectly, to any shareholder, or the distribution of any right or asset to any shareholder, the repayment of shareholder loan accounts, the payment of interest on shareholders’ loan G1 Seventh Amended and Restated Facility Agreement 35 Execution Version accounts, the payment of any consideration pursuant to the implementation of a repurchase of shares, and the payment of any consideration pursuant to the implementation of a redemption of shares. For the purposes of this clause the term "shares" shall include all classes of shares. 7.3.3. Consolidated Profit after Tax means, for any Measurement Period, the aggregate of the Borrowers’ consolidated net profit after tax attributable to shareholders having adjusted for the after tax effect in respect of the following items: 7.3.3.1. the unrealised gains and losses on financial instruments and debt but adjusted to include cash payments and receipts in relation to such underlying financial instruments; 7.3.3.2. any extraordinary or exceptional items; 7.3.3.3. eliminating the effect of any inter-company transactions between the Borrowers; 7.3.3.4. share based payments; and 7.3.3.5. any other non-cash item (which excludes the amortisation of intangible assets and depreciation of tangible assets) that impacted the net profit after tax. Voluntary prepayment and cancellation 7.4. Voluntary cancellation 7.4.1. The Borrowers may cancel all or any of the Facility, subject to the giving of 10 (ten) Business Days’ notice to the Agent (or such shorter period as the Majority Lenders may agree). 7.4.2. Amounts so cancelled may not be re-instated. Any cancellation under this clause 7.4 shall reduce the Commitments of the Lenders rateably. 7.4.3. For the avoidance of doubt the provisions of clause 7.4.1 shall not apply to a Refinancing. 7.5. Voluntary Prepayment of Loans Subject to clause 7.6, the Borrower to which a Loan has been made may, if it gives the Agent not less than 3 (three) Business Days’ prior notice (or such shorter period as the G1 Seventh Amended and Restated Facility Agreement 36 Execution Version Majority Lenders may agree), prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Loan by a minimum amount of US$10 000 000 (US dollars ten million)). 7.6. Voluntary Prepayment and Cancellation: Permitted Refinancing The Borrowers may, on not less than 10 (ten) Business Days’ prior notice to the Agent (or such shorter period as the Agent may agree), prepay all or part of the outstanding Loans in respect of the Facility at that time utilising the proceeds raised by any Borrower pursuant to a Permitted Refinancing and the Facility (in whole or part) shall be cancelled to the extent of that prepayment. Such notice shall specify the date on which the Borrowers intend to prepay the outstanding Loans in full or part and the delivery of such notice shall oblige the Borrowers to prepay the outstanding Loans in full or in part and to cancel the Facility (or the applicable portion thereof) on such date. 7.7. Right of repayment and cancellation in relation to a single Lender 7.7.1. If: 7.7.1.1. any sum payable to any Lender by an Obligor is required to be increased under clause 12.1.3 (Tax gross-up); or 7.7.1.2. any Lender claims indemnification from one or more of the Borrowers under clause 12.2 (Tax indemnity) or clause 13.1 (Increased costs), the Borrowers may, whilst (in the case of clauses 7.7.1.1 and 7.7.1.2 above) the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and their intention to procure the repayment of that Lender’s participation in the Loans. 7.7.2. On receipt of a notice of cancellation referred to in clause 7.7.1 above, the Commitment of that Lender shall immediately be reduced to zero whereupon the Total Commitments shall be reduced by the same amount. 7.7.3. On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under clause 7.7.1 above (or, if earlier, the date specified by the Borrowers in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan. G1 Seventh Amended and Restated Facility Agreement 37 Execution Version 7.8. Restrictions 7.8.1. Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 7.8.2. Save as provided for elsewhere in this Agreement, any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty. 7.8.3. No more than 2 (two) prepayments may be made in a calendar year on days other than the final day of an Interest Period pursuant to clause 7.5 (Voluntary Prepayment of Loans) above. 7.8.4. Unless a contrary indication appears in this Agreement any part of any Loan which is prepaid may be reborrowed in accordance with the terms of this Agreement. 7.8.5. The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 7.8.6. No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 7.8.7. At the end of the Availability Period, the Total Commitments shall be reduced to zero. 7.8.8. If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate. 8. INTEREST 8.1. Calculation of interest 8.1.1. The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: 8.1.1.1. Margin; and 8.1.1.2. Compounded Reference Rate for that day,

G1 Seventh Amended and Restated Facility Agreement 38 Execution Version (together the "Interest Rate"). 8.1.2. If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 8.2. Payment of interest Each Borrower to which a Loan has been made shall pay accrued interest on that Loan in arrears on the last day of each Interest Period. 8.3. Default interest 8.3.1. If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2% (two percent) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. 8.3.2. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of the Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4. Notification of rates of interest 8.4.1. The Agent shall promptly upon an Interest Payment being determinable notify: 8.4.1.1. the Borrowers of that Interest Payment; 8.4.1.2. each relevant Lender of the proportion of that Interest Payment which relates to that Lender's participation in the relevant Loan; and 8.4.1.3. the relevant Lenders and the Borrowers of: 8.4.1.3.1. each applicable rate of interest relating to the determination of that Interest Payment; and G1 Seventh Amended and Restated Facility Agreement 39 Execution Version 8.4.1.3.2. to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan. This clause 8.4.1 shall not apply to any Interest Payment determined pursuant to clause 10.3 (Cost of funds). 8.4.2. The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. 8.4.3. The Agent shall promptly notify the relevant Lenders and the Borrowers of the determination of a rate of interest relating to a Loan to which clause 10.3 (Cost of funds) applies. 9. INTEREST PERIODS 9.1. Selection of Interest Periods 9.1.1. A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan. 9.1.2. Subject to this clause 9, a Borrower may select an Interest Period of 1 (one), 3 (three) or 6 (six) Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders), provided that no Interest Period shall be longer than six Months. 9.1.3. An Interest Period for a Loan shall not extend beyond the Final Maturity Date. 9.1.4. Each Interest Period for a Loan shall start on the Utilisation Date for that Loan. 9.1.5. A Loan has one Interest Period only. 9.2. Non-Business Days Any rules specified as "Business Day Conventions" in the Reference Rate Terms shall apply to each Interest Period. 10. CHANGES TO THE CALCULATION OF INTEREST 10.1. Interest calculation if no RFR or Central Bank Rate If: G1 Seventh Amended and Restated Facility Agreement 40 Execution Version 10.1.1. there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and 10.1.2. "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms, Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period. 10.2. Market Disruption If before the Reporting Time the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of the Market Disruption Rate, then 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 10.3. Cost of funds 10.3.1. If this clause 10.3 applies to a Loan for an Interest Period, clause 8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of: 10.3.1.1. the applicable Margin; and 10.3.1.2. the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. 10.3.2. If this clause 10.3 applies and the Agent or any Borrower so requires, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. 10.3.3. Any alternative basis agreed pursuant to clause 10.3.2 above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties. 10.3.4. If this clause 10.3 applies pursuant to clause 10.2 (Market Disruption) and: 10.3.4.1. a Lender's Funding Rate is less than the relevant Market Disruption Rate; or G1 Seventh Amended and Restated Facility Agreement 41 Execution Version 10.3.4.2. a Lender does not notify a rate to the Agent by the Reporting Time, that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 10.3.1 above, to be the Market Disruption Rate. 10.3.5. If this clause 10.3 applies the Agent shall, as soon as is practicable, notify the Borrowers. 11. FEES 11.1. Commitment fee 11.1.1. Subject to clause 11.1.3 below, the Borrowers shall pay to the Agent (for the account of each Lender) a commitment fee in dollars which shall be computed at the rate of 90 (ninety) basis points per annum on that Lender’s Available Commitment during the Availability Period. 11.1.2. The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. 11.1.3. No commitment fees accrued under and in terms of clause 11.1.1 above during any Interest Period shall be payable if the average outstanding balance of the Loans for such Interest Period exceeded 80% (eighty percent) of the Total Commitments. 12. TAX GROSS UP AND INDEMNITIES 12.1. Tax gross-up 12.1.1. Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. 12.1.2. Each Borrower shall promptly upon becoming aware that it or an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and, if applicable, that Obligor.

G1 Seventh Amended and Restated Facility Agreement 42 Execution Version 12.1.3. If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 12.1.4. If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 12.1.5. Within 30 (thirty) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 12.2. Tax indemnity 12.2.1. The Borrowers shall (within 3 (three) Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines (in its absolute discretion) will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document. 12.2.2. Clause 12.2.1 above shall not apply: 12.2.2.1. with respect to any Tax assessed on a Finance Party: 12.2.2.1.1. under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or 12.2.2.1.2. under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, G1 Seventh Amended and Restated Facility Agreement 43 Execution Version if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or 12.2.2.2. to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.1 (Tax gross-up). 12.2.3. A Finance Party making, or intending to make a claim under clause 12.2.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers. 12.2.4. A Finance Party shall, on receiving a payment from an Obligor under this clause 12.2, notify the Agent. 12.3. Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines (in its absolute discretion) that: 12.3.1. a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and 12.3.2. that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to such Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Obligor. 12.4. Stamp taxes The Borrowers shall pay and, within 3 (three) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.5. Value added tax 12.5.1. All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to clause 12.5.3 below, if VAT is chargeable on any G1 Seventh Amended and Restated Facility Agreement 44 Execution Version supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). 12.5.2. If VAT is chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply. 12.5.3. Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT. 13. INCREASED COSTS 13.1. Increased costs 13.1.1. Subject to clause 13.3 (Exceptions) the Borrowers shall, within 5 (five) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. 13.1.2. In this Agreement "Increased Costs" means: 13.1.2.1. a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital; G1 Seventh Amended and Restated Facility Agreement 45 Execution Version 13.1.2.2. an additional or increased cost; or 13.1.2.3. a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2. Increased cost claims 13.2.1. A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers. 13.2.2. Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3. Exceptions Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: 13.3.1. attributable to a Tax Deduction required by law to be made by an Obligor; 13.3.2. compensated for by clause 12.2 (Tax indemnity) (or would have been compensated for under clause 12.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.2.2 (Tax indemnity) applied); or 13.3.3. attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 14. OTHER INDEMNITIES 14.1. Currency indemnity 14.1.1. If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: 14.1.1.1. making or filing a claim or proof against that Obligor; or

G1 Seventh Amended and Restated Facility Agreement 46 Execution Version 14.1.1.2. obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within 5 (five) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. 14.1.2. Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2. Other indemnities The Borrowers shall (or shall procure that an Obligor will), within 5 (five) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: 14.2.1. the occurrence of any Event of Default; 14.2.2. a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 27 (Sharing Among the Finance Parties); 14.2.3. funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or 14.2.4. a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower. 14.3. Indemnity to the Agent The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: 14.3.1. investigating any event which it reasonably believes is a Default; or G1 Seventh Amended and Restated Facility Agreement 47 Execution Version 14.3.2. acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised. 15. MITIGATION BY THE LENDERS 15.1. Mitigation 15.1.1. Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax Gross- up and Indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. 15.1.2. Clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2. Limitation of liability 15.2.1. The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation). 15.2.2. A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. COSTS AND EXPENSES 16.1. Transaction expenses The Borrower shall, promptly within 5 (five) Business Days of demand, pay the Agent the amount of all costs and expenses (including legal fees but subject to any agreed cap and inclusive of VAT or similar taxes) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: 16.1.1. this Agreement and any other documents referred to in this Agreement; and 16.1.2. any other Finance Documents executed after the date of this Agreement. G1 Seventh Amended and Restated Facility Agreement 48 Execution Version 16.2. Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 28.9 (Change of currency), the Borrowers shall, within 5 (five) Business Days of demand, reimburse each of the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 16.3. Enforcement costs The Borrowers shall, within 5 (five) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party (acting reasonably in the case of (ii)) in connection with (i) the enforcement of, or (ii) the preservation of any rights under any Finance Document. 17. GUARANTEE AND INDEMNITY 17.1. Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: 17.1.1. guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents; 17.1.2. undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and 17.1.3. indemnifies each Finance Party immediately on demand (and shall make the relevant payment within 5 (five) Business Days of such demand) against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover. This guarantee is in addition to and is not in any way prejudicial to any other guarantee now or subsequently held by and Finance Party. 17.2. Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. G1 Seventh Amended and Restated Facility Agreement 49 Execution Version 17.3. Reinstatement If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: 17.3.1. the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and 17.3.2. each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred. 17.4. Waiver of defences The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 (without limitation and whether or not known to it or any Finance Party) including: 17.4.1. any time, waiver or consent granted to, or composition with, any Obligor or other person; 17.4.2. the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; 17.4.3. the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; 17.4.4. any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; 17.4.5. any amendment, novation, supplement, extension, restatement (however fundamental) or replacement of a Finance Document or any other document or security;

G1 Seventh Amended and Restated Facility Agreement 50 Execution Version 17.4.6. any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or 17.4.7. any insolvency or similar proceedings. 17.5. Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.6. Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: 17.6.1. refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and 17.6.2. hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 17. 17.7. Deferral of Guarantors’ rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents: 17.7.1. to be indemnified by an Obligor; 17.7.2. to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or 17.7.3. to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance G1 Seventh Amended and Restated Facility Agreement 51 Execution Version Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party. 17.8. Release of Guarantors’ rights of contribution If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: 17.8.1. that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and 17.8.2. each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 18. REPRESENTATIONS Each Obligor makes the representations and warranties set out in this clause 18 to each Finance Party. 18.1. Status 18.1.1. It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation. 18.1.2. It has the power to own its assets and carry on its business as it is being conducted or is contemplated to be conducted. 18.2. Power and authority It has the power to enter into and perform, and has taken all necessary action to authorise its entry into, and performance of, the Finance Documents to which it is party and the transactions contemplated by those Finance Documents. G1 Seventh Amended and Restated Facility Agreement 52 Execution Version 18.3. Binding obligations The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law as at the date of this Agreement limiting its obligations, which are specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) or clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations. 18.4. Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with: 18.4.1. any law applicable to it; 18.4.2. its Constitutional Documents; or 18.4.3. any material agreement or instrument binding upon it or any of its assets. 18.5. Authorisations All authorisations required: 18.5.1. to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to ensure that the obligations expressed to be assumed by it thereunder are legal, valid, binding and enforceable; and 18.5.2. to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 18.6. Governing Law and Enforcement Subject to any general principles of law as at the date of this Agreement set out in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) or clause 24 (Changes to the Obligors): 18.6.1. the choice of the English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and 18.6.2. any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to G1 Seventh Amended and Restated Facility Agreement 53 Execution Version registration of such judgment in Ghana within 6 (six) years of it being granted. 18.7. Deduction of Tax Other than deductions in respect of withholding tax, it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document. 18.8. No default 18.8.1. No Default is continuing or might reasonably be expected to result from the making of any Utilisation. 18.8.2. It is not, nor is it likely to be as a result of entering into and performing its obligations under the Finance Documents, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect. 18.9. No misleading information 18.9.1. To the best of its knowledge and belief (having made due enquiry), all written information supplied by it to the Finance Parties and the Agent in connection with this Agreement was true and accurate in all material respects as at the date it was given and was not misleading in any material respect at such date. 18.9.2. It has not knowingly withheld any information which, if disclosed, could reasonably be expected materially and adversely to affect the decision of the Finance Parties in considering whether or not to provide finance to each Borrower. 18.10. Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation. 18.11. No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or government agency which, if adversely determined, might reasonably be

G1 Seventh Amended and Restated Facility Agreement 54 Execution Version expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it. 18.12. No winding-up No Material Group Company has taken any corporate action, nor have any other steps been taken or legal proceedings started or (to the best of its knowledge and belief, after due enquiry) threatened against any Material Group Company, for its winding-up, dissolution, administration or re-organisation or for the enforcement of any Encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any of its assets which could reasonably be expected to have a Material Adverse Effect. 18.13. No encumbrances 18.13.1. No Encumbrance exists over all or any of the assets of any Material Group Company except for Permitted Encumbrances. 18.13.2. No Encumbrance would arise as a result of the execution of and performance of its rights and obligations under the Finance Documents, save for Permitted Encumbrances. 18.14. Assets It and each Material Group Company has good title to or validly leases or licenses all of the assets necessary and has all consents and/or authorisations necessary to carry on its business as conducted to the extent that failure to comply with this clause 18.14 could reasonably be expected to have a Material Adverse Effect. 18.15. Insurance Each Material Group Company maintains insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies in the jurisdiction in which it conducts its business carrying on substantially similar business in such jurisdiction. 18.16. Environmental Claims No Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) is threatened against any Material Group Company where that claim would be reasonably likely, if determined against that Material Group Company, to have a Material Adverse Effect. G1 Seventh Amended and Restated Facility Agreement 55 Execution Version 18.17. No Material Adverse Effect There has been no change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors or the Group (taken as a whole) since the date of the Original Financial Statements which could reasonably be expected to have a Material Adverse Effect. 18.18. Tax It is not in breach of any of the material provisions of any law relating to the conduct of its business and activities, including, but not limited to, any Tax law or regulations and no claims in excess of US$5 000 000 (US dollars five million) by any relevant governmental authority or body is pending or (to the best of its knowledge, having made diligent inquiry) threatened against it, except to the extent that: 18.18.1. payment is being contested in good faith; 18.18.2. it has maintained adequate reserves for such claims; and 18.18.3. payment can be lawfully withheld. 18.19. Sanctions Neither the Obligors nor any Subsidiary of the Obligors, nor any director, employee or officer of the Obligors or any Subsidiary of the Obligors, nor to the Obligors’ actual knowledge and belief, any agent, affiliate or representative of the Obligors or any Subsidiary is an individual or entity currently the subject or target of any Sanctions (in place as at the Amendment and Restatement Signature Date) nor is the Obligors or any Subsidiary of the Obligors located, organised, resident or operating in any Sanctioned Country (designated as such as at the Amendment and Restatement Signature Date). 18.20. Anti-corruption law Each Material Group Company has conducted its businesses in compliance with the Applicable Anti-Corruption Laws and has instituted policies and procedures designed to promote and achieve compliance with such laws. 18.21. Times when representation made 18.21.1. All the representations and warranties in this clause 18 are made by each Obligor on the Amendment and Restatement Signature Date (other than clause 18.9.1 (No misleading information) which is deemed to be made on the date the Information is provided by the relevant Obligor). G1 Seventh Amended and Restated Facility Agreement 56 Execution Version 18.21.2. The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period. 18.22. Reliance The Finance Parties have entered into the Finance Documents to which each of them is a party on the strength of, and relying on, the representations and warranties set out in clause 18, each of which shall be deemed to be a separate representation and warranty given without prejudice to any other representation or warranty and deemed to be a material representation inducing the Finance Parties to enter into the Finance Documents to which each of them is party. 19. UNDERTAKINGS The undertakings in this clause 19 are given in favour of each Finance Party and remain in force from the Amendment and Restatement Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 19.1. Financial statements The Borrowers shall supply to the Agent: 19.1.1. as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years, the audited consolidated financial statements of each Borrower for that Financial Year; and 19.1.2. as soon as the same become available, but in any event within 60 (sixty) days after the first 6 (six) months of its Financial Years the unaudited consolidated financial statements of each Borrower for the first 6 (six) month period of that Financial Year. 19.2. Compliance Certificate 19.2.1. The Borrowers shall supply to the Agent, with each set of consolidated financial statements delivered pursuant to clauses 19.1.1 and 19.1.2 (Financial Statements), a single Compliance Certificate executed by both Borrowers setting out (in reasonable detail) computations as to compliance with clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up. G1 Seventh Amended and Restated Facility Agreement 57 Execution Version 19.2.2. Each Compliance Certificate shall be signed by 2 (two) directors of the relevant Borrower and, if required to be delivered with the audited consolidated financial statements delivered pursuant to clause 19.1.1 (Financial statements), the Lenders, acting reasonably, may require such Compliance Certificate to be signed by the Auditors. 19.3. Requirements as to financial statements 19.3.1. Each set of financial statements delivered by a Borrower pursuant to clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up. 19.3.2. Subject to clause 19.3.3, each Borrower shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared in accordance with GAAP, the requirements of its jurisdiction of incorporation and accounting practices and financial reference periods, in each case consistent with those applied in the preparation of the Original Financial Statements, unless such Borrower notifies the Agent that in relation to any sets of financial statements, there has been a change in GAAP or the accounting practices or reference periods and its Auditors delivers to the Agent: 19.3.2.1. a description of any change necessary for those financial statements to reflect GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and 19.3.2.2. sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements. 19.3.3. There shall be no requirement for any Borrower to notify the Agent pursuant to clause 19.3.2 that there has been a change in GAAP as a result of the implementation of IFRS 16 since the date of the Original Financial Statements nor to provide any of the items referred to in clauses 19.3.2.1 and 19.3.2.2 in relation to the implementation of IFRS 16 and each set of financial statements delivered pursuant to clause 19.1

G1 Seventh Amended and Restated Facility Agreement 58 Execution Version (Financial statements) shall, subject to clause 19.4 (IFRS 16 treatment), be prepared taking into account the implementation of IFRS 16. 19.3.4. If either Borrower notifies the Agent of a change in accordance with clause 19.3.2, then the Borrowers and the Agent shall enter into negotiations in good faith with a view to agreeing: 19.3.4.1. whether or not the change might result in material alteration in the commercial effect of any of the terms of this Agreement or any other Finance Document; and 19.3.4.2. if so, any amendments to this Agreement or any other Finance Document which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. 19.3.5. Any reference in this Agreement to "financial statements" shall be construed as a reference to those financial statements as the same may be adjusted under this clause 19.3 to reflect the basis upon which the Original Financial Statements were prepared. 19.4. IFRS 16 treatment 19.4.1. Either Borrower may, at any time, deliver to the Agent a notice (the “IFRS 16 Notice”) stating: 19.4.1.1. that it wishes to amend this Agreement and/or any other Finance Document in order to ensure compliance with any financial covenant; basket; de-minimis amount; threshold; calculation; and/or other requirement, representation or undertaking in connection with the adoption of IFRS 16 or its application to the terms of this Agreement; and 19.4.1.2. the changes it wishes to make to this Agreement and/or any other Finance Document in connection therewith. 19.4.2. If a Borrower delivers an IFRS 16 Notice in accordance with clause 19.4.1, then the Borrowers and the Agent shall negotiate in good faith for a period of 20 Business Days (commencing on the date falling 3 Business Days after the date of the IFRS 16 Notice) or such other period as the Borrowers and the Agent may agree (the “IFRS 16 Negotiation Period”) with a view G1 Seventh Amended and Restated Facility Agreement 59 Execution Version to agreeing any amendments to this Agreement or any other Finance Document in connection with the adoption of IFRS 16 or its application to the terms of this Agreement. 19.4.3. If, pursuant to clause 19.4.2, amendments to this Agreement and/or the Finance Documents are agreed by the Borrowers and the Agent by the end of the IFRS 16 Negotiation Period, the Borrowers and the Agent shall, as soon as reasonably practicable, execute all necessary documentation in order to implement such changes and such changes shall take effect and be binding on each of the Parties in accordance with their terms. 19.5. Access to records At any time after the occurrence of an Event of Default and for so long as it is continuing, upon the request of the Agent, or a Lender each Obligor shall (at that Obligor’s expense) provide to the Agent or any of its representatives and professional advisors such access to that Obligor’s records (including its general ledger), books and assets as that person may require at reasonable times and upon reasonable notice. 19.6. Information: miscellaneous Each Obligor shall supply to the Agent, if the Agent so requests: 19.6.1. all documents dispatched by that Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; 19.6.2. the details of any litigation, arbitration or administrative proceedings which are current, threatened (where the relevant Obligor is aware of such, having made diligent inquiry) or pending against any member of the Group which, if adversely determined against it, would be reasonably likely to have a Material Adverse Effect; and 19.6.3. promptly, such further information (including an extract of its general ledger) regarding the financial condition, business and operations of any Material Group Company as any Finance Party (through the Agent) may reasonably request. 19.7. Notification of default 19.7.1. Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). G1 Seventh Amended and Restated Facility Agreement 60 Execution Version 19.7.2. Promptly upon a request by the Agent, each Borrower shall supply to the Agent, a certificate signed by 2 (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing specifying the Default and the steps, if any, being taken to remedy it). 19.8. Sanctions The Obligors shall not (and shall procure that no Subsidiary of the Obligors will): 19.8.1. knowingly use, contribute or otherwise make available the proceeds of the Facility for the purpose of financing or making funds available directly; or 19.8.2. use, contribute or otherwise make available the proceeds of the Facility for the purpose of financing or making funds available indirectly, to any person which is the subject or target of any Sanctions or located in a Sanctioned Country, to the extent such financing or provision of funds is prohibited by Sanctions. 19.9. "Know your customer" checks 19.9.1. If: 19.9.1.1. the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Amendment and Restatement Signature Date; 19.9.1.2. any change in the status of an Obligor or the composition of the shareholders of an Obligor after the Amendment and Restatement Signature Date; or 19.9.1.3. proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause 19.9.1.3 above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause 19.9.1.3 above, on behalf of any G1 Seventh Amended and Restated Facility Agreement 61 Execution Version prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in clause 19.9.1.3 above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.9.2. Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.9.3. Each of the Borrowers shall, by not less than 10 (ten) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 24 (Changes to the Obligors). 19.9.4. Following the giving of any notice pursuant to clause 19.9.3 above, if the accession of such Additional Obligor obliges the Agent or an Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not readily available to it, the Borrowers shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 20. FINANCIAL COVENANTS 20.1. Financial definitions In this Agreement: 20.1.1. Consolidated EBITDA means, for any Measurement Period, (having reversed any entries made to reflect fair value gains or losses on financial instruments which are undertaken in the normal course of business) the

G1 Seventh Amended and Restated Facility Agreement 62 Execution Version aggregate of the Borrowers Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets and before any extraordinary items and after having excluded any inter-company items in respect of the consolidated position of each Borrower and after having eliminated the effect of any inter-company transactions between the Borrowers; 20.1.2. Consolidated Net Borrowings means, at any time, the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any Obligor, adjusted to take account of the aggregate amount of freely available cash and cash equivalents held by any member of the Group (and so that no amount shall be included or excluded more than once); 20.1.3. Consolidated Net Finance Charges means, in respect of any Measurement Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by the Borrowers in respect of Indebtedness for Borrowed Money after having excluded any inter-company payments of the same; 20.1.4. Consolidated Profits Before Interest and Tax means, in respect of any Measurement Period, the consolidated net income of each Borrower before: 20.1.4.1. any provision on account of normal taxation and royalty taxation; and 20.1.4.2. any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness for Borrowed Money; and 20.1.5. Consolidated Tangible Net Worth means, at any time, the "Shareholders’ Equity", as reported in the "Group Statement of Changes in Shareholders’ Equity" in the last set of annual or semi-annual consolidated financial statements of the Borrowers delivered to the Lenders pursuant to this Agreement; 20.1.6. Measurement Period means each period of 12 (twelve) months ending on the last day of the Borrowers’ Financial Year and each period of 12 (twelve) months ending on the last day of the first half of the Borrowers’ Financial Year. G1 Seventh Amended and Restated Facility Agreement 63 Execution Version 20.2. Financial condition Subject to clause 19.4 (IFRS 16 treatment), the Obligors shall ensure that for so long as any amount is outstanding under a Finance Document or any Commitment is in force: 20.2.1. the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Measurement Period shall be or shall exceed 5:0; 20.2.2. the ratio of Consolidated Net Borrowings to Consolidated EBITDA shall not in respect of any Measurement Period exceed 2.5. 20.3. Financial testing The financial covenants set out in clause 20.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to clause 19.2 (Compliance Certificate). 20.4. Breach of a Financial Condition Undertaking Any Obligor shall, immediately upon becoming aware of a breach of either of the financial covenants in clause 20.2 (Financial condition), notify the Agent and provide such details about the breach as the Agent may request (unless that Obligor is aware that a notification has already been provided by another Obligor). 21. GENERAL UNDERTAKINGS The undertakings in this clause 21 are given in favour of each Finance Party and remain in force from the Amendment and Restatement Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 21.1. Authorisations Each Obligor shall promptly: 21.1.1. obtain, comply with and do all that is necessary to maintain in full force and effect; and 21.1.2. upon written request by the Agent or a Finance Party, supply certified copies to the Agent and/or a Finance Party, as the case may be, of, any authorisation required under any applicable law to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the G1 Seventh Amended and Restated Facility Agreement 64 Execution Version legality, validity, enforceability or admissibility in evidence of any Finance Document, including but not limited to, the requisite exchange control approvals. 21.2. Compliance with laws Each Obligor shall comply in all respects with all laws and regulations to which it may be subject (including, but not limited to, Environmental Law), if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party. 21.3. Negative pledge 21.3.1. No Obligor shall (and the Borrowers shall procure that no other Material Group Company shall) create or permit to subsist any Encumbrance over any of its assets, save for Permitted Encumbrances. 21.3.2. No Obligor shall (and the Borrowers shall procure that no other Material Group Company will): 21.3.2.1. sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it or by an Obligor or any other member of the Group; 21.3.2.2. sell, transfer, cede or otherwise dispose of any of its receivables on recourse terms; 21.3.2.3. enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or 21.3.2.4. enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising any form of Financial Indebtedness or of financing the acquisition of an asset. 21.3.3. Clauses 21.3.1 and 21.3.2 above do not apply to Permitted Encumbrances. 21.4. Financial Indebtedness No member of the Group (other than a Guarantor) shall incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or G1 Seventh Amended and Restated Facility Agreement 65 Execution Version arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness. 21.5. Disposals and Mergers 21.5.1. No Obligor shall (and the Borrowers shall ensure that no other Material Group Company will): 21.5.1.1. enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily to sell, lease, transfer or otherwise dispose of any assets; or 21.5.1.2. enter into any amalgamation, demerger, merger or corporate reconstruction. 21.5.2. Clause 21.5.1 above does not apply to: 21.5.2.1. Permitted Disposals; or 21.5.2.2. any amalgamation, demerger, merger or corporate reconstruction of any member of the Group, without insolvency, if: 21.5.2.2.1. in respect of the Obligors or the successors- in-title or assignees of the Obligors, the Finance Documents are preserved as binding upon the amalgamated, demerged, merged and/or reconstructed members of the Group; and 21.5.2.2.2. the amalgamated, demerged, merged and/or reconstructed companies will be members of the Group; and 21.5.2.2.3. such amalgamation, demerger, merger and/or corporate reconstruction will not have a Material Adverse Effect. 21.6. Pari Passu Ranking Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation.

G1 Seventh Amended and Restated Facility Agreement 66 Execution Version 21.7. Change of business Each Obligor shall procure that no substantial change is made to the general nature of its business or the business of the Group taken as a whole from that carried on at the Amendment and Restatement Signature Date. 21.8. Insurance Each Obligor shall (and the Borrowers shall ensure that each Material Group Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. 21.9. Environmental Compliance Each Obligor shall (and each Obligor shall ensure that each Material Group Company will) substantially comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same. 21.10. Environmental Claims Each Obligor shall inform the Agent, in writing as soon as reasonably practical upon becoming aware of the same if any Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) threatened against any Material Group Company where the claim would be reasonably likely, if determined against that Material Group Company, to have a Material Adverse Effect. 21.11. Taxation Each Obligor shall (and the Borrowers shall ensure that each other Material Group Company will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring material penalties, except to the extent: 21.11.1. that such payment is being contested in good faith; 21.11.2. adequate reserves are being maintained for those Taxes; and 21.11.3. where such payment can be lawfully withheld. G1 Seventh Amended and Restated Facility Agreement 67 Execution Version 21.12. Maintenance of Legal Status Each Material Group Company shall do all such things as are necessary to maintain its existence as a legal person and shall maintain its books and records in good order and make all necessary corporate filings with the relevant authorities in its jurisdiction of incorporation. 21.13. Maintenance of Assets Each Obligor shall (and the Borrowers shall ensure that each other Material Group Company shall) ensure that it has good title to or validly leases or licences all of the assets necessary and has all consents and/or authorisations necessary to carry on its business as conducted to the extent that failure to comply with this clause 21.13 could reasonably be expected to have a Material Adverse Effect. 21.14. Acquisitions No Obligor shall (and the Obligors shall ensure that no Material Group Company will), without the prior consent of the Majority Lenders, enter into any transaction, acquire any company, business, assets or undertaking where the cumulative value of such acquisitions is greater than 25% (twenty five percent) of the relevant Obligor’s Consolidated Tangible Net Worth. 21.15. Anti-corruption law 21.15.1. No Obligor shall (and the Borrowers shall ensure that no Material Group Company will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach any Applicable Anti-Corruption Laws. 21.15.2. The Borrowers shall (and shall ensure that each of its Material Group Companies will) maintain and enforce, policies and procedures designed to promote and ensure compliance with all Applicable Anti-Corruption Laws. 22. EVENTS OF DEFAULT Each of the events or circumstances set out in clause 22 is an Event of Default (whether or not caused by any reason whatsoever outside the control of an Obligor or any other person). 22.1. Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressly payable and such failure is not remedied by payment of the amount due within 3 (three) Business Days G1 Seventh Amended and Restated Facility Agreement 68 Execution Version of receipt of written notice from the Lender to the Borrowers calling upon the Borrowers to effect payment. 22.2. Financial covenants Any requirement of clause 20 (Financial Covenants) is not satisfied. 22.3. Other obligations under Finance Documents 22.3.1. Subject to clause 22.16 (Remedy), an Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 22.1 (Non-Payment) and clause 20 (Financial Covenants)). 22.3.2. No Event of Default will occur under clause 22.3.1 if the taxes not duly and punctually paid and discharged and in respect of which the undertaking contained in clause 21.11 is given do not exceed an amount of US$5 000 000 (US dollars five million). 22.4. Misrepresentation 22.4.1. Subject to clause 22.16 (Remedy), any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material and adverse respect when made or deemed to be made. 22.4.2. No Event of Default will occur under clause 22.4.1 if the taxes in respect of which the undertaking contained in clause 21.11 was made do not exceed an amount of US$5 000 000 (US dollars five million). 22.5. Cross-default 22.5.1. Any Financial Indebtedness of a Material Group Company is not paid when due, nor where there is an applicable grace period, within the earlier to expire of the originally applicable grace period and a period of 5 (five) days starting at the same time as the originally applicable grace period. 22.5.2. Any Financial Indebtedness of a Material Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). G1 Seventh Amended and Restated Facility Agreement 69 Execution Version 22.5.3. Any commitment for any Financial Indebtedness of a Material Group Company is cancelled or suspended by a creditor of a Material Group Company as a result of an event of default (however described). 22.5.4. Any creditor of a Material Group Company becomes entitled to declare any Financial Indebtedness of a Material Group Company due and payable prior to its specified maturity as a result of an Event of Default (however described). 22.5.5. No Event of Default will occur under this clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness, falling within clauses 22.5.1 to 22.5.4 above is less than US$5 000 000 (US dollars five million). 22.6. Insolvency 22.6.1. Any Material Group Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its classes of creditors with a view to rescheduling any of its Financial Indebtedness which in the case of a Material Group Company (other than an Obligor) could reasonably be expected to have a Material Adverse Effect. 22.6.2. The value of the assets of any Material Group Company is less than its liabilities (taking into account contingent and prospective liabilities) which in the case of a Material Group Company (other than an Obligor) could reasonably be expected to have a Material Adverse Effect. 22.6.3. A moratorium is declared in respect of any Financial Indebtedness of any Material Group Company. 22.7. Insolvency proceedings Any corporate action, legal proceedings or other similar procedure or step is taken in relation to: 22.7.1. the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Group Company;

G1 Seventh Amended and Restated Facility Agreement 70 Execution Version 22.7.2. a composition, compromise, assignment or arrangement with any creditor or class of creditors of any Material Group Company; 22.7.3. the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager or other similar officer in respect of any Material Group Company or any of its assets; or 22.7.4. enforcement of any Encumbrance over any assets of any Material Group Company, or any analogous procedure or step is taken in any jurisdiction and any such procedure or proceedings are not contested in good faith nor discharged within 30 (thirty) days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction). 22.8. Failure to Comply with Final Judgement Any Material Group Company fails within 5 (five) Business Days of the due date to comply with or pay any sum due from it under any material final judgement or any final order made or given by any court of competent jurisdiction. For the purposes of this clause 22.8, a material final judgement shall be any final judgement for the payment of a sum of money in excess of US$2 500 000 (US dollars two million five hundred thousand). 22.9. Creditors’ Process Any expropriation (other than an expropriation where fair compensation is received) or the operation of the attachment, sequestration, distress or execution affects any material asset of a Material Group Company and is not discharged within 21 (twenty one) days. For the purposes of this clause 22.9 a material asset is any single income producing asset of the relevant Material Group Company which contributes not less than 5% (five percent) towards the Consolidated EBITDA or gross assets of the Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to clause 19.1 (Financial Statements) provided that any loss of mineral rights arising as a result of the operation of the Minerals and Mining Act, 2006 (Act 703) of the Republic of Ghana shall not constitute an expropriation for the purposes of this clause 22.9. 22.10. Unlawfulness It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or such obligations cease to be legal, valid, binding or enforceable obligations. G1 Seventh Amended and Restated Facility Agreement 71 Execution Version 22.11. Repudiation and Unenforceability An Obligor repudiates a Finance Document or any Finance Document is declared to be or is otherwise unenforceable against an Obligor by a court of the jurisdiction of incorporation of the relevant Obligor. 22.12. Governmental Intervention By or under the authority of any government: 22.12.1. the management of any Material Group Company is wholly or partially displaced or the authority of any Material Group Company in the conduct of its business is wholly or partially taken over; or 22.12.2. all or a majority of the issued shares of any Material Group Company or material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired. For the purposes of this clause 22.12.2 (material part of its revenues or assets shall in relation to the relevant Material Group Company be construed as revenues comprising not less than 5% (five percent) of the Consolidated EBITDA or gross assets of the Group calculated mutatis mutandis in accordance with the provisions of clause 20.1.1 (Financial Covenants) or assets which contribute not less than 5% (five percent) towards the Consolidated EBITDA or gross assets of the Group calculated mutatis mutandis in accordance with the provisions of clause 20.1.1 (Financial Covenants), provided that neither the implementation of the Mineral and Petroleum Resources Development Act, No. 28 of 2002 substantially in its current form as at the Amendment and Restatement Signature Date nor the implementation of the Minerals and Petroleum Royalty Bill in substantially its current form once enacted shall constitute a seizure, nationalisation, expropriation or compulsory acquisition as contemplated by this clause 22.12.2. 22.13. Material Adverse Effect Any change occurs in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors or the Group taken as a whole since the date of the Original Financial Statements provided to the Agent in accordance with this Agreement, which could be reasonably likely to have a Material Adverse Effect. G1 Seventh Amended and Restated Facility Agreement 72 Execution Version 22.14. Cessation of Business Any Material Group Company ceases to carry on the business which it undertakes at the Amendment and Restatement Signature Date. 22.15. Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers: 22.15.1. cancel the Total Commitments whereupon they shall immediately be cancelled; 22.15.2. declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or 22.15.3. declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. 22.16. Remedy 22.16.1. No Event of Default under this clause 22 (Events of Default) (other than those referred to in clause 22.1 (Non-payment) and 22.2 (Financial covenants)) will occur if the failure to comply or circumstance giving rise to the same is capable of remedy and is remedied by an Obligor within 10 (ten) days of the earlier of the Agent giving notice to the Obligors or any Obligor becoming aware of the failure to comply. 22.16.2. For the purposes of clause 22.16.1 above, the events or circumstances referred to in clause 22.5 (Cross-default), clause 22.6 (Insolvency), clause 22.7 (Insolvency Proceedings), clause 22.8 (Failure to Comply with Final Judgment), clause 22.9 (Creditors Process), clause 22.10 (Unlawfulness), clause 22.11 (Repudiation and Unenforceability), clause 22.12 (Governmental Intervention), clause 22.13 (Material Adverse Effect) and clause 22.14 (Cessation of Business) shall be deemed to be incapable of remedy save to the extent set out therein unless the Agent determines otherwise. G1 Seventh Amended and Restated Facility Agreement 73 Execution Version 23. CHANGES TO THE LENDERS 23.1. Assignments and transfers by the Lenders Subject to this clause 23, a Lender (the "Existing Lender") may: 23.1.1. assign any (or all) of its rights; or 23.1.2. transfer by novation any (or all) of its rights and obligations, to another bank or financial institution (the "New Lender"). 23.2. Conditions of assignment or transfer 23.2.1. The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer: 23.2.1.1. is to another Lender or an Affiliate of a Lender; or 23.2.1.2. a Permitted Transferee as set out in Schedule 9 hereto. 23.2.2. The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld, made subject to conditions or delayed. The Borrowers will be deemed to have given their consent 5 (five) Business Days after the Existing Lender has requested it, unless consent is expressly refused by the Borrowers within that time. 23.2.3. The Borrowers (acting reasonably) shall at any time (other than during the 15 (fifteen) Business Day notice period referred to below (Notification)) be entitled to deliver a written notice to the Agent specifying that it wishes to remove a Permitted Transferee from the Permitted Transferee list. Such written notice shall set out reasonable grounds for the Borrower’s request to remove such Permitted Transferee from the list. If the Agent is satisfied (acting reasonably) that the Borrowers has reasonable grounds for such removal the Agent shall notify the Borrowers in writing accordingly and such Permitted Transferee shall thereupon cease to be a Permitted Transferee; provided that, to the extent that such Permitted Transferee is already a Lender as at the date of such removal, such removal shall not obligate any Finance Party to acquire or re-acquire such Permitted Transferees participation in any Loan. 23.2.4. The consent of the Borrowers under clause 23.2.1 shall not be required when an Event of Default has occurred and is continuing.

G1 Seventh Amended and Restated Facility Agreement 74 Execution Version 23.2.5. An assignment will only be effective on: 23.2.5.1. receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and 23.2.5.2. performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. 23.2.6. A transfer will only be effective if the procedure set out in clause 23.4 (Procedure for transfer) is complied with. In addition, a Lender proposing to effect any assignment or transfer shall give the Borrowers and each other Finance Party 15 (fifteen) Business Days’ prior written notice of any such proposed assignment or transfer. 23.2.7. If: 23.2.7.1. a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and 23.2.7.2. as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax gross-up and indemnities) or clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. 23.3. Limitation of responsibility of Existing Lenders 23.3.1. Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: G1 Seventh Amended and Restated Facility Agreement 75 Execution Version 23.3.1.1. the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; 23.3.1.2. the financial condition of any Obligor; 23.3.1.3. the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or 23.3.1.4. the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. 23.3.2. Each New Lender confirms to the Existing Lender and the other Finance Parties that it: 23.3.2.1. has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and 23.3.2.2. will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 23.3.3. Nothing in any Finance Document obliges an Existing Lender to: 23.3.3.1. accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 23; or 23.3.3.2. support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 23.4. Procedure for transfer 23.4.1. Subject to the conditions set out in clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause 23.4.3 below G1 Seventh Amended and Restated Facility Agreement 76 Execution Version when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 23.4.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 23.4.2. The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. 23.4.3. On the Transfer Date: 23.4.3.1. to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations); 23.4.3.2. each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; 23.4.3.3. the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and 23.4.3.4. the New Lender shall become a Party as a Lender. G1 Seventh Amended and Restated Facility Agreement 77 Execution Version 23.5. Copy of Transfer Certificate to Borrowers The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrowers a copy of that Transfer Certificate. 23.6. Disclosure of information Any Lender may disclose to any of its Affiliates, professional advisors, auditors and any other person if any person to whom such information is to be given pursuant to this clause 23.6 is informed in writing of the confidential nature of such information and the Obligor is informed of such disclosure: 23.6.1. to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement; 23.6.2. with (or through) whom that Lender enters into (or may potentially enter into) any sub- participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or 23.6.3. to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to clauses 23.6.1 and 23.6.2 above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. A Lender may also disclose the size and term of the Facility and the name of each Obligor to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) if the person to whom the information is to be given has entered into a Confidentiality Undertaking. 24. CHANGES TO THE OBLIGORS 24.1. Assignment and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 24.2. Additional Guarantors 24.2.1. Subject to compliance with the provisions of clauses 19.9.3 and 19.9.4 ("Know your customer" checks), the Borrowers may request that any of

G1 Seventh Amended and Restated Facility Agreement 78 Execution Version their respective Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if; 24.2.1.1. the Borrowers deliver to the Agent a duly completed and executed Accession Letter; and 24.2.1.2. the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. 24.2.2. The Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent). 24.3. Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations in clause 18 (Representations) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 24.4. Resignation of an Additional Guarantor 24.4.1. The Borrowers may request that a Guarantor (other than an Original Guarantor) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. 24.4.2. The Agent shall accept a Resignation Letter and notify the Borrowers and the Lenders of its acceptance if no Default is continuing and the Borrowers have confirmed to the Agent that this is the case. 25. ROLE OF THE AGENT 25.1. Appointment of the Agent 25.1.1. With effect from the Agent Appointment Date, each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents. 25.1.2. Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under G1 Seventh Amended and Restated Facility Agreement 79 Execution Version or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 25.2. Duties of the Agent 25.2.1. The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. 25.2.2. Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 25.2.3. If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. 25.2.4. If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties. 25.2.5. The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. 25.3. No fiduciary duties 25.3.1. Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person. 25.3.2. The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.4. Business with the Group The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 25.5. Rights and discretions of the Agent 25.5.1. The Agent may rely on: 25.5.1.1. any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and G1 Seventh Amended and Restated Facility Agreement 80 Execution Version 25.5.1.2. any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. 25.5.2. The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: 25.5.2.1. no Default has occurred (unless it has actual knowledge of a Default arising under clause 22.1 (Non-payment)); 25.5.2.2. any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and 25.5.2.3. any notice or request made by the Borrowers (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. 25.5.3. The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts. 25.5.4. The Agent may act in relation to the Finance Documents through its personnel and agents. 25.5.5. The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 25.5.6. Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 25.6. Majority Lenders’ instructions 25.6.1. Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. G1 Seventh Amended and Restated Facility Agreement 81 Execution Version 25.6.2. Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties. 25.6.3. The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions. 25.6.4. In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders. 25.6.5. The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 25.7. Responsibility for documentation The Agent: 25.7.1. is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document; or 25.7.2. is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document. 25.8. Exclusion of liability 25.8.1. Without limiting clause 25.8.2 below, the Agent will not be liable (including without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. 25.8.2. No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause 25.8

G1 Seventh Amended and Restated Facility Agreement 82 Execution Version subject to clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act. 25.8.3. The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. 25.8.4. Nothing in this Agreement shall oblige the Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent. 25.9. Lenders’ indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 (three) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 25.10. Resignation of the Agent 25.10.1. The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers. 25.10.2. Alternatively the Agent may resign by giving notice to the other Finance Parties, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent. 25.10.3. If the Majority Lenders have not appointed a successor Agent in accordance with clause 25.10.2 above within 30 (thirty) days after notice of resignation was given, the Agent (after consultation with the Borrowers) may appoint a successor Agent. G1 Seventh Amended and Restated Facility Agreement 83 Execution Version 25.10.4. The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. 25.10.5. The Agent’s resignation notice shall only take effect upon the appointment of a successor. 25.10.6. Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 25.10.7. After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 25.10.2 above. In this event, the Agent shall resign in accordance with clause 25.10.2 above. 25.11. Confidentiality 25.11.1. In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 25.11.2. If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 25.12. Relationship with the Lenders The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 (five) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 25.13. Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own G1 Seventh Amended and Restated Facility Agreement 84 Execution Version independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: 25.13.1. the financial condition, status and nature of each member of the Group; 25.13.2. the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; 25.13.3. whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and 25.13.4. the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 25.14. Agent’s Management Time Following the occurrence of a Default, any amount payable to the Agent under clause 14.3 (Indemnity to the Agent), clause 16 (Costs and expenses) and clause 25.9 (Lenders’ indemnity to the Agent) shall in addition include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees). 25.15. Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. G1 Seventh Amended and Restated Facility Agreement 85 Execution Version 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: 26.1. interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; 26.2. oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 26.3. oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 27. SHARING AMONG THE FINANCE PARTIES 27.1. Payments to Finance Parties If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 28 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then: 27.1.1. the Recovering Finance Party shall, within 3 (three) Business Days, notify details of the receipt or recovery, to the Agent; 27.1.2. the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and 27.1.3. the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 28.5 (Partial Payments). 27.2. Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 28.5 (Partial Payments).

G1 Seventh Amended and Restated Facility Agreement 86 Execution Version 27.3. Recovering Finance Party’s rights 27.3.1. On a distribution by the Agent under clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution. 27.3.2. If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 27.3.1 above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable. 27.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: 27.4.1. each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and 27.4.2. that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed. 27.5. Exceptions 27.5.1. This clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause 27, have a valid and enforceable claim against the relevant Obligor. 27.5.2. A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: 27.5.2.1. it notified that other Finance Party of the legal or arbitration proceedings; and G1 Seventh Amended and Restated Facility Agreement 87 Execution Version 27.5.2.2. that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 28. PAYMENT MECHANICS 28.1. Payments to the Agent 28.1.1. On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the place of payment. 28.1.2. Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies. 28.2. Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 28.3 (Distributions to an Obligor), clause 28.4 (Clawback) and clause 25.15 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 (five) Business Days’ notice with a bank in the principal financial centre of the country of that currency. 28.3. Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with clause 29 (Set- off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 28.4. Clawback 28.4.1. Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party G1 Seventh Amended and Restated Facility Agreement 88 Execution Version (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 28.4.2. If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 28.5. Partial Payments 28.5.1. If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: 28.5.1.1. first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents; 28.5.1.2. secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; 28.5.1.3. thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and 28.5.1.4. fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 28.5.2. The Agent shall, if so directed by the Majority Lenders, vary the order set out in clauses 28.5.1.1 to 28.5.1.4 above. 28.5.3. Clauses 28.5.1 and 28.5.2 above will override any appropriation made by an Obligor. 28.6. No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. G1 Seventh Amended and Restated Facility Agreement 89 Execution Version 28.7. Business Days Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 28.8. Currency of account 28.8.1. Subject to clauses 28.8.2 and 28.8.3 below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. 28.8.2. Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 28.8.3. Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency. 28.9. Change of currency 28.9.1. Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: 28.9.1.1. any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and 28.9.1.2. any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). 28.9.2. If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

G1 Seventh Amended and Restated Facility Agreement 90 Execution Version 29. SET-OFF A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 30. NOTICES 30.1. Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter. 30.2. Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: 30.2.1. in the case of each Lender or any Obligor, that set out in the 2021 Amendment and Restatement Agreement ; and 30.2.2. in the case of the Agent that identified in the 2021 Amendment and Restatement Agreement , or any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 (five) Business Days’ notice. 30.3. Delivery 30.3.1. Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 30.2 (Addresses), if addressed to that department or officer. 30.3.2. Any communication or document to be made or delivered to the Agent or will be effective only when actually received by the Agent and then only if G1 Seventh Amended and Restated Facility Agreement 91 Execution Version it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose). 30.3.3. All notices from or to an Obligor shall be sent through the Agent. 30.3.4. Any communication or document made or delivered to any Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Obligors. 30.4. Notification of address Promptly upon receipt of notification of an address or change of address pursuant to clause 30.2 (Addresses) or changing its own address, the Agent shall notify the other Parties. 30.5. Electronic communication 30.5.1. Any communication to be made between the Agent and another Party, under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Party: 30.5.1.1. agree that, unless and until notified to the contrary, this is to be an accepted form of communication (the Parties hereby record that they have agreed to same); 30.5.1.2. notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and 30.5.1.3. notify each other of any change to their address or any other such information supplied by them. 30.5.2. Any electronic communication made between the Agent and a Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. 30.6. English language 30.6.1. Any notice given under or in connection with any Finance Document must be in English. G1 Seventh Amended and Restated Facility Agreement 92 Execution Version 30.6.2. All other documents provided under or in connection with any Finance Document must be: 30.6.2.1. in English; or 30.6.2.2. if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31. CALCULATIONS AND CERTIFICATES 31.1. Delivery In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 31.2. Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 31.3. Day count convention 31.3.1. Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: 31.3.1.1. on the basis of the actual number of days elapsed and a year of 360 (three hundred and sixty) days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and 31.3.1.2. subject to clause 31.3.2 below, without rounding. 31.3.2. The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by any Borrower under a Finance Document shall be rounded to 2 decimal places. G1 Seventh Amended and Restated Facility Agreement 93 Execution Version 32. PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 33. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 34. AMENDMENTS AND WAIVERS 34.1. Changes to reference rates 34.1.1. Subject to Clause 34.3 (Exceptions), if an RFR Replacement Event has occurred, any amendment or waiver which relates to: 34.1.1.1. providing for the use of a Replacement Reference Rate in place of the RFR; and 34.1.1.2. 34.1.1.2.1. aligning any provision of any Finance Document to the use of that Replacement Reference Rate; 34.1.1.2.2. enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); 34.1.1.2.3. implementing market conventions applicable to that Replacement Reference Rate; 34.1.1.2.4. providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

G1 Seventh Amended and Restated Facility Agreement 94 Execution Version 34.1.1.2.5. adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrowers. 34.1.2. An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which: 34.1.2.1. relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and 34.1.2.2. is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrowers. 34.1.3. If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within 10 Business Days (or such longer time period in relation to any request which the Borrowers and the Agent may agree) of that request being made: 34.1.3.1. its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and 34.1.3.2. its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 34.1.4. In this clause 34 (Amendments and Waivers): G1 Seventh Amended and Restated Facility Agreement 95 Execution Version "RFR Replacement Event" means: 34.1.4.1. the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders and the Borrowers, materially changed; 34.1.4.1.1. 34.1.4.1.1.1. the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or 34.1.4.1.1.2. information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; 34.1.4.1.2. the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; 34.1.4.1.3. the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or G1 Seventh Amended and Restated Facility Agreement 96 Execution Version 34.1.4.1.4. the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or 34.1.4.2. the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: 34.1.4.2.1. the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrowers) temporary; or 34.1.4.2.2. the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the RFR Contingency Period; or 34.1.4.3. in the opinion of the Majority Lenders and the Borrowers, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Reference Rate" means a reference rate which is: 34.1.4.4. formally designated, nominated or recommended as the replacement for the RFR by: 34.1.4.4.1. the administrator of the RFR (provided that the market or the economic reality that such reference rate measures is the same as that measured by the RFR); or 34.1.4.4.2. any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both clauses 34.1.4.4.1 and 34.1.4.4.2 above, the "Replacement G1 Seventh Amended and Restated Facility Agreement 97 Execution Version Reference Rate" will be the replacement under clause 34.1.4.4.2 above; 34.1.4.5. in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or 34.1.4.6. in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to the RFR. 34.2. Required consents 34.2.1. Subject to clause 34.3 (Exceptions) and to clause 34.1 (Changes to reference rates), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties. 34.2.2. The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 34. 34.3. Exceptions 34.3.1. An amendment or waiver that has the effect of changing or which relates to: 34.3.1.1. the definition of "Majority Lenders" in clause 1.1 (Definitions); 34.3.1.2. an extension to the date of payment of any amount under the Finance Documents; 34.3.1.3. a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; 34.3.1.4. an increase in or an extension of any Commitment; 34.3.1.5. a change to the Borrowers or Guarantors (other than in accordance with clause 24 (Changes to the Obligors)); 34.3.1.6. any provision which expressly requires the consent of all the Lenders; 34.3.1.7. clause 2.2 (Finance Parties’ rights and obligations), clause 23 (Changes to the Lenders) or this clause 34,

G1 Seventh Amended and Restated Facility Agreement 98 Execution Version shall not be made without the prior consent of all the Lenders. 34.3.2. An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent. 34.3.3. An amendment or waiver which has the effect of obliging any Lender which has a Commitment to make a participation in a proposed Loan when it would not otherwise be obliged to do so under this Agreement, shall not be made without the prior consent of a Lender or Lenders whose participations in that Loan (assuming that Utilisation would occur) would aggregate more than 662/3 percent of the amount of that Utilisation under the Facility. 34.3.4. Any amendments made pursuant to clause 19.4.3 may be made with the consent of the Borrowers and the Agent (acting on the instructions of the Majority Lenders) only. 35. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 36. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it is governed by English law. 37. ENFORCEMENT 37.1. Jurisdiction 37.1.1. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute"). 37.1.2. The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 37.1.3. This clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, G1 Seventh Amended and Restated Facility Agreement 99 Execution Version the Finance Parties may take concurrent proceedings in any number of jurisdictions. 37.2. Service of process 37.2.1. Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): 37.2.1.1. irrevocably appoints Law Debenture Corporate Services Limited of 100 Wood Street, London EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and 37.2.1.2. agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned. 37.2.2. The Original Lender and the Agent irrevocably appoints Standard Bank Plc, 20 Gresham Street, London, EC2V 7JE as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document. This Agreement is effective from the Effective Date. G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 1 THE ORIGINAL PARTIES PART I THE OBLIGORS Name of Borrowers Registration number (or equivalent, if any) Abosso Goldfields Limited CS592552015 Gold Fields Ghana Limited CS592542015 Name of Original Guarantors Registration number (or equivalent, if any) Abosso Goldfields Limited CS592552015 Gold Fields Ghana Limited CS592542015 G1 Seventh Amended and Restated Facility Agreement 2 Execution Version PART II THE ORIGINAL LENDER Name of Original Lender Facility US$ Commitment Total US$ Commitment The Standard Bank of South Africa Limited (acting through its Isle of Man branch) 100 000 000 100 000 000

G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 2 CONDITIONS PRECEDENT PART 1 CONDITIONS PRECEDENT TO INITIAL UTILISATION 1. Obligors 1.1. Certified copies of the constitutional documents of each Obligor. 1.2. A copy of a resolution of the board of directors of each Obligor: 1.2.1. approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party; 1.2.2. authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and 1.2.3. authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party. 1.3. A specimen of the signature of each person authorised by the resolution referred to in clause 1.2 above. 2. Legal opinions 2.1. A legal opinion of Bowman Gilfillan Inc., legal advisers to the Agent as to English law, substantially in the form distributed to The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking Division) prior to signing the Original Facility Agreement. 2.2. A legal opinion of Oxford and Beaumont Solicitors, legal advisers to the Agent as to Ghanaian law, substantially in the form distributed to The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking Division) prior to signing the Original Facility Agreement. G1 Seventh Amended and Restated Facility Agreement 2 Execution Version 3. Other documents and evidence 3.1. Duly executed certified copies of all of the Finance Documents. 3.2. Evidence that any agent for service of process referred to in clause 37.2 (Service of process) has accepted its appointment. 3.3. The latest audited consolidated financial statements of each Obligor. 3.4. A copy of any authorisation or consent (to include any relevant corporate, regulatory and shareholder consent) which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document. 3.5. All documentation and information required by The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking Division) in relation to each Obligor to enable it to comply with is "know your customer" procedures. 3.6. A certificate from the Chief Financial Officer of each Borrower, certifying that such Borrower has no subsidiaries on the Signing Date. G1 Seventh Amended and Restated Facility Agreement 3 Execution Version Part II CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL GUARANTOR 1. An Accession Letter, duly executed by the Additional Guarantor and the Borrowers. 2. Certified copies of the constitutional documents of the Additional Guarantor. 3. A copy of a resolution of the board of directors of the Additional Guarantor: 3.1. approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; 3.2. authorising a specified person or persons to execute the Accession Letter on its behalf; and 3.3. authorising a specified person or persons, on its behalf, to sign and/or dispatch all other documents and notices to be signed and/or despatched by it under or in connection with 3.4. the Finance Documents. 4. A specimen of the signature of each person authorised by the resolution referred to in clause 3 above. 5. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 6. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. 7. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 8. If available, the latest audited financial statements of the Additional Guarantor. 9. If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in clause 37.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor. G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 3 UTILISATION REQUEST From: Gold Fields Ghana Limited / Abosso Goldfields Limited To: The Standard Bank of South Africa Limited (acting through its Isle of Man branch)1 Dated: [] Dear Sirs Gold Fields Ghana Limited, Abosso Goldfields Limited - US$100 000 000 Revolving Credit Facility originally dated 22 December 2010, as amended by the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First),the 2018 Amendment and Restatement Agreement (Second) and the 2021 Amendment and Restatement Agreement dated [**********] 2021 (the "Agreement") 1. We refer to the Agreement. This is an Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [] (or, if that is not a Business Day, the next Business Day) Currency of Loan: Dollars Amount: [] Interest Period: [] 3. We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan should be credited to [account]. 5. This Utilisation Request is irrevocable. 1 If the Agent Appointment Date has occurred, to be addressed to THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION).

G1 Seventh Amended and Restated Facility Agreement 2 Execution Version Yours faithfully ________________________________ authorised signatory for Gold Fields Ghana Limited ________________________________ authorised signatory for Abosso Goldfields Limited G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 4 FORM OF TRANSFER CERTIFICATE To: The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking Division) as Agent From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: [] Gold Fields Ghana Limited, Abosso Goldfields Limited - US$100 000 000 Revolving Credit Facility originally dated 22 December 2010, as amended by the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First), the 2018 Amendment and Restatement Agreement (Second) and the 2021 Amendment and Restatement Agreement dated [**********] 2021 (the "Agreement") 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to clause 23.4 (Procedure for transfer): 2.1. The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with clause 23.4 (Procedure for transfer). 2.2. The proposed Transfer Date is []. 2.3. The Facilities Office and address and attention details for notices of the New Lender for the purposes of clause 30.2 (Addresses) are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 23.3.3 (Limitation of responsibility of Existing Lenders). 4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 5. This Transfer Certificate is governed by English law. G1 Seventh Amended and Restated Facility Agreement 2 Execution Version THE SCHEDULE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED [insert relevant details] [Facility Office address and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as []. [] By: G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 5 FORM OF ACCESSION LETTER To: The Standard Bank of South Africa Limited (acting through its Isle of Man branch)2 From: [] Dated: [] Dear Sirs Gold Fields Ghana Limited, Abosso Goldfields Limited - US$100 000 000 Revolving Credit Facility originally dated 22 December 2010, as amended by the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First),the 2018 Amendment and Restatement Agreement (Second) and the 2021 Amendment and Restatement Agreement dated [**********] 2021 (the "Agreement") 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 24.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a wholly owned Subsidiary of the Borrower duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Specify purpose of the Loan]. 4. [Subsidiary’s] administrative details are as follows: Address: [] Attention: [] 2 If the Agent Appointment Date has occurred, to be addressed to THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION), as Agent

G1 Seventh Amended and Restated Facility Agreement 2 Execution Version 5. This Accession Letter is governed by English law. [] [] By: By: G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 6 FORM OF RESIGNATION LETTER To: The Standard Bank of South Africa Limited (acting through its Isle of Man branch)3 From: [Resigning Obligor] and [] Dated: [] Dear Sirs Gold Fields Ghana Limited, Abosso Goldfields Limited - US$100 000 000 Revolving Credit Facility originally dated 22 December 2010, as amended by the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First),the 2018 Amendment and Restatement Agreement (Second) and the 2021 Amendment and Restatement Agreement dated [**********] 2021 (the "Agreement") 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Accession Letter. 2. Pursuant to clause 24.4 (Resignation of an Additional Guarantor), we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement. 3. We confirm that no default is continuing or would result from the acceptance of this request. 4. This Resignation Letter is governed by English law. [] [] By: By: 3 If the Agent Appointment Date has occurred, to be addressed to THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION), as Agent G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 7 FORM OF COMPLIANCE CERTIFICATE To: The Standard Bank of South Africa Limited (acting through its Isle of Man branch)4 From: [] [Insert name of Obligor] Dated: [] Dear Sirs Gold Fields Ghana Limited, Abosso Goldfields Limited - US$100 000 000 Revolving Credit Facility originally dated 22 December 2010, as amended by the 2014 Amendment and Restatement Agreement, the 2016 Amendment and Restatement Agreement, the 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement (First),the 2018 Amendment and Restatement Agreement (Second) and the 2021 Amendment and Restatement Agreement dated [**********] 2021 (the "Agreement") 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that as at []: 2.1. the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of the Measurement Period ending on [] was: []; and 2.2. the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the Measurement Period ending on [] was: [], and attach calculations showing how these figures were calculated. 3. We confirm that no Default is continuing. 4 If the Agent Appointment Date has occurred, to be addressed to THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION). G1 Seventh Amended and Restated Facility Agreement 2 Execution Version Signed: ________________________________ ________________________________ Director Director Of Of [] [] [insert applicable certification language] [or and on behalf of [name of auditors of [] Signed: ________________________________ ________________________________ Director Director Of Of []] [] [insert applicable certification language] [or and on behalf of [name of auditors of []

G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 8 TIMETABLE * "U" = Utilisation Date "U – X" = Business Days prior to the Utilisation Date Delivery of a duly completed Utilisation Request (clause 5.1) (Delivery of a Utilisation Request) U-3* 10.00a.m. Agent notifies the Lenders of the Loan in accordance with clause 5.4 (Lender's participation) U-3* 3.00p.m. * provided that, in respect of the first Utilisation only, the Specified Time shall be U-2 ** provided that, in respect of the first Utilisation only, the Specified Time shall be U-1 G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 9 PERMITTED TRANSFEREES First Rand Limited RMB Nedbank ABSA The Standard Bank of South Africa Limited Royal Bank of Scotland Standard Chartered Bank JP Morgan Goldman Sachs Lloyds Barclays Omsfin Libfin Industrial and Commercial Bank of China Bank of China China Construction Bank Bank of Taiwan Bank of America Merrill Lynch HSBC Citibank Calyon (Credit Agricole Corporate and Investment Bank) Commerze G1 Seventh Amended and Restated Facility Agreement 2 Execution Version Sumitomo Mitsubishi Banking Corporation Deutsche Bank Natixis Bank of Tokyo Mitsubishi - UFJ Any affiliates, subsidiaries or holding companies of, or any bona fide and established trust or fund or other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets managed by, any of the banks or financial institutions listed above that are not hedge funds. G1 Seventh Amended and Restated Facility Agreement Execution Version Schedule 10 CREDIT ADJUSTMENT SPREAD Length of Interest Period Applicable Credit Adjustment Spread One Month or less 0.11448 per cent. per annum Two Months or less but greater than one Month 0.18456 per cent. per annum Three Months or less but greater than two Months 0.26161 per cent. per annum Six Months or less but greater than three Months 0.42826 per cent. per annum

G1 Seventh Amended and Restated Facility Agreement
Execution Version

Schedule 11

REFERENCE RATE TERMS

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Business Day Conventions (definition of "Month" and clause 9.2 (*Non-Business Days*))

(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

G1 Seventh Amended and Restated Facility Agreement
Execution Version

Schedule 12

Daily Non-Cumulative Compounded RFR Rate

The "**Daily Non-Cumulative Compounded RFR Rate**" for any RFR Banking Day "i" during an Interest Period for the Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"**UCCDRi**" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "**i**";

"**UCCDRi-1**" means, in relation to that RFR Banking Day "**i**", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"**dcc**" means 365 (three hundred and sixty five) or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"**ni**" means the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

the "**Unannualised Cumulative Compounded Daily Rate**" for any RFR Banking Day (the "**Cumulated RFR Banking Day**") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"**ACCDR**" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"**tni**" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

G1 Seventh Amended and Restated Facility Agreement 2
Execution Version

"**Cumulation Period**" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

the "**Annualised Cumulative Compounded Daily Rate**" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 (four) decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP} \times n_i}{dcc}\right)-1\right] \times \frac{dcc}{tn_i}$$

where:

"**d0**" means the number of RFR Banking Days in the Cumulation Period; "**Cumulation Period**" has the meaning given to that term above;

"**i**" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"**Daily Rate i-LP**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "**i**";

"**ni**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" has the meaning given to that term above; and "**tni**" has the meaning given to that term above.

G1 Seventh Amended and Restated Facility Agreement
Execution Version

Schedule 13

Cumulative Compounded RFR Rate

The "**Cumulative Compounded RFR Rate**" for any Interest Period for the Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "**Annualised Cumulative Compounded Daily Rate**" in Annexure F (*Daily Non-Cumulative Compounded RFR Rate*)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{d}$$

where:

"**d0**" means the number of RFR Banking Days during the Interest Period;

"**i**" means a series of whole numbers from one to d**0**, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"**Daily Rate i-LP**" means for any RFR Banking Day "**i**" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "**i**";

"**ni**" means, for any RFR Banking Day "**i**", the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"**d**" means the number of calendar days during that Interest Period.